Exhibit 10.2

SUBSCRIPTION AGREEMENT
This Subscription Agreement (including all schedules and exhibits hereto, this “Agreement”) is entered into as of December 30, 2016 by and among Element Transportation LLC, a Delaware limited liability company (“Element”), 19th Capital Group, LLC, a Delaware limited liability company (the “Company”), and Celadon Group, Inc., a Delaware corporation (“Celadon”).
R E C I T A L S:
WHEREAS, Celadon currently owns 33.33% of the Class A Membership Interests of the Company and 23.75% of the Class B Membership Interests of the Company, with the remaining Membership Interests owned by certain other members of the Company, including Tiger ELS, LLC (collectively, the “Other Members”);
WHEREAS, the Company desires to redeem all of its issued and outstanding membership interests from Celadon and the Other Members and eliminate all of its management profits interests pursuant to one or more Membership Interest Redemption Agreements, each dated as of the date hereof (the “Redemption Agreements”), and to issue units of common membership interests in the Company (the “Units”) to Element and Celadon as consideration for their respective contributions (as described herein), so that Element and Celadon will each own 49.999975% of the issued and outstanding Units;
WHEREAS, Element and Celadon desire to enter into a limited liability company agreement of the Company in the form attached hereto as Exhibit A (the “LLC Agreement”), whereby Element and Celadon will co-manage the Company as members;
WHEREAS, Element desires to (i) transfer, convey and assign to the Company certain of Element’s beneficial interests in the fleet described on Schedule 1(a)(i), together with the associated lease agreements, held in the Element Transportation Asset Trust, a Delaware statutory trust (the “JV SUBI Interests”), which has an aggregate value of $659,123,151.02 (ii) contribute an amount equivalent to $100,000,000 in cash of equity to the Company (the “Equity Contribution”), which would be applied against the outstanding principal balance of the Tranche A Term Loans as part of the Closing Date Prepayment (as defined in the Term Loan Agreement) and settled on a net basis, and (iii) transfer, convey and assign to the Company certain of Element’s beneficial interests in the fleet described on Schedule 1(a)(ii), together with the associated lease agreements, held in the Element Transportation Asset Trust, a Delaware statutory trust (the “Equipment SUBI Interests”) which has an aggregate value of $8,407,587.16;
WHEREAS, in consideration of the foregoing, the Company desires to (i) acquire the JV SUBI Interests from Element, (ii) accept a secured loan from Element consisting of (A) $571,276,071.47 in Tranche A Term Loans, the outstanding principal balance of which will be reduced on the Closing Day by the Closing Date Prepayment (as such term is defined in the Term Loan Agreement) in an amount of $100,000,000, and (B) $87,847,079.55, in Tranche B Term Loans, each secured by the JV SUBI Interests, pursuant to that certain Loan Agreement by and among the Company, the several banks or other financial institutions or other entities from time to time party thereto, and Element, as agent, dated as of the date hereof (the “Term Loan Agreement”), (iii) accept from Element an equipment financing facility established pursuant to that certain Equipment Loan Agreement by and among the Company, the several banks or other financial institutions or other entities from time to time party thereto, and Element, as agent, dated as of the date hereof (the “Equipment Loan Agreement”); (iv) accept from Element a $31,800,000 Element Daylight Loan, which will be reduced on the Closing Day by the Closing Date Prepayment (as such term is defined in the Term Loan Agreement) in an amount of $31,800,000; and (v)

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issue to Element nine million nine hundred ninety nine thousand and nine hundred ninety five (9,999,995) Units, which, after the consummation of the transactions contemplated hereby, shall constitute 49.999975% of the issued and outstanding Units of the Company;
WHEREAS, Celadon desires to (i) contribute $31,800,000 in cash to the Company, (ii) transfer, convey, and assign to the Company rolling stock used in the business of Quality Companies LLC, an Indiana limited liability company and a subsidiary of Celadon (“Quality”) and Quality Equipment Leasing, LLC, a Delaware limited liability company and a subsidiary of Celadon, set forth on Schedule 2(a) (the “Quality Assets”), (iii) contribute $3,500,000 of Restricted Cash to the Company, and (iv) receive credit for the unencumbered cash in the bank accounts of the Company immediately after the consummation of the Restructuring, which is the aggregate amount of $1,100,000 (“Unencumbered Cash”);
WHEREAS, in consideration of the foregoing, and in exchange for the Membership Interests in the Company currently held by Celadon, the Company desires to (i) issue to Celadon nine million nine hundred ninety nine thousand and nine hundred ninety five (9,999,995) Units, which, after the consummation of the transactions contemplated hereby and, shall constitute 49.999975% of the issued and outstanding Units of the Company, (ii) pay to Celadon $31,800,000 in cash with respect to repairs performed on the Element Assets (the “Payment”), and (iii) issue Celadon an obligation to distribute all restricted cash of the Company and its subsidiaries (including SPEs) at Closing of approximately $2,545,825 at such time as such cash becomes unrestricted (the “Restricted Cash Obligation”);
WHEREAS, the Company desires to enter into that certain Service Agreement by and between the Company and Quality, dated as of the date hereof (the “Service Agreement”), whereby Quality will provide certain management services to the Company;
WHEREAS, Element and Celadon desire to enter into that certain Termination Agreement and Mutual Waiver and Release, by and among Celadon, Quality, Element, and the Company, dated as of the date hereof (the “Termination Agreement”), whereby certain existing business arrangements among Element, Celadon and their respective Affiliates (as defined below) will be terminated;
WHEREAS, Celadon and the Company desire to enter into that certain Lease Agreement by and between Celadon and the Company, dated as of the date hereof (the “Lease Agreement” and, together with the Redemption Agreements, the LLC Agreement, the Term Loan Agreement, the Equipment Loan Agreement, the Service Agreement, the Termination Agreement and the Management Subscription Agreement, the “Transaction Documents”), pursuant to which Celadon will lease certain office space to the Company;
WHEREAS, each of Harry Dugan and Gregory Burke (the “Management Members”) and the Company desire to enter into those certain Management Subscription Agreements, each dated as of the date hereof (together, the “Management Subscription Agreements”), pursuant to which each Management Member will acquire five (5) Units from the Company in exchange for $50 in cash, representing 0.000025% of the issued and outstanding Units of the Company; and
WHEREAS, following the Closing, Element may contribute additional beneficial interests in the fleet held in the Element Transportation Asset Trust that, as of the date hereof, are held by one or more third parties in exchange for additional Tranche B Loans.
NOW, THEREFORE, in consideration of the mutual covenants and agreements as hereinafter set forth, the parties hereto do hereby agree as follows:

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1.          Element Investment.
(a)          Subscription. Subject to, conditioned only upon, the satisfaction or waiver of the conditions set forth in Section 1(c), at the Closing, Element hereby subscribes for nine million nine hundred ninety nine thousand and nine hundred ninety five (9,999,995) Units.  At the Closing, Element shall (i) transfer, convey and assign to the Company the JV SUBI Interests (it being understood that the title interests of such fleet will remain in the Element Transportation Asset Trust), (ii) make the Equity Contribution and (iii) transfer, convey and assign to the Company the Equipment SUBI Interests (it being understood that the title interests of such fleet will remain in the Element Transportation Asset Trust) (collectively, the “Element Assets”).  The Company shall, in exchange therefor, (A) accept a secured loan from Element in the amount of $571,276,071.47 in Tranche A Term Loans (prior to the application of the Closing Date Prepayment, which would be $471,276,071.47 after the Prepayment (as defined in the Term Loan Agreement)) and $87,847,079.55 in Tranche B Term Loans pursuant to the Term Loan Agreement, (B) accept a secured loan from Element in the amount of $8,407,587.16 pursuant to the Equipment Loan Agreement and (C) issue nine million nine hundred ninety nine thousand and nine hundred ninety five (9,999,995) Units in exchange for the Capital Contribution (the “Element Investment”), which Units will constitute 49.999975% of all outstanding and issued Units of the Company immediately after the Closing.
(b)          Certificates.  Element and the Company acknowledge and agree that the Units will be certificated.
(c)          Conditions to Element’s Obligations.  The obligations of Element to effect the closing of the Element Investment, including the consummation of the transactions contemplated by Section 1(a), are subject to:
(i)          the absence of any law or order (whether temporary, preliminary or permanent) that shall have been promulgated, enacted or issued by any governmental entity of competent jurisdiction that prohibits or makes illegal the consummation of the Element Investment;
(ii)          the representations and warranties set forth in Sections 6, 7 and 8(a) being true and correct as of the date of this Agreement and as of the closing of the Element Investment;
(iii)          the Company and Celadon shall have performed or complied with all of their respective covenants and agreements required by this Agreement to be performed or complied with by them respectively prior to the closing of the Element Investment;
(iv)          the absence of any change, circumstance, fact, development or effect that is materially adverse to the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, since the date of this Agreement;
(v)          the receipt by Element of a certificate signed by a senior executive officer of each of the Company and Celadon certifying that the conditions set forth in Sections 1(c)(ii), 1(c)(iii), 1(c)(iv) have been satisfied;
(vi)          the receipt by Element of executed copies of the Redemption Agreements with respect to each of Celadon and the Other Members in a form reasonably satisfactory to Element;
(vii)          the completion of the Restructuring (as defined below); and

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(viii)          the simultaneous closing of the Celadon Investment.
(d)          Conditions to the Company’s Obligations.  The obligations of the Company to effect the closing of the Element Investment, including the consummation of the transactions contemplated by Section 1(a), are subject to:
(i)          the absence of any law or order (whether temporary, preliminary or permanent) that shall have been promulgated, enacted or issued by any governmental entity of competent jurisdiction that prohibits or makes illegal the consummation of the Element Investment;
(ii)          the representations and warranties set forth in Section 5 being true and correct as of the date of this Agreement and as of the closing of the Element Investment; and
(iii)          the receipt by the Company of a certificate signed by a senior executive officer of Element certifying that the condition set forth in Section 1(d)(ii) has been satisfied.
2.          Celadon Investment.
(a)          Subscription. Subject to, conditioned only upon, the satisfaction or waiver of the conditions set forth in Section 2(c), at the Closing, Celadon hereby subscribes for nine million nine hundred ninety nine thousand and nine hundred ninety five (9,999,995) Units.  Celadon shall (i) contribute $31,800,000 in cash to the Company, (ii) transfer, convey, and assign to the Company the Quality Assets, which had a book value of $63,600,000 as of the date hereof, (iii) contribute $3,500,000 of Restricted Cash to the Company, and (iv) receive credit for the Unencumbered Cash in an aggregate amount of $1,100,000 (such contributions collectively and the issuance of Units in exchange thereto, the “Celadon Investment”).  In consideration of Celadon’s aggregate capital contribution, and in exchange for all of the Membership Interests in the Company held by Celadon immediately prior to Closing (which shall be redeemed), the Company shall issue to Celadon (x) nine million nine hundred ninety nine thousand and nine hundred ninety five (9,999,995) Units, which will constitute 49.999975% of all outstanding and issued Units of the Company immediately after the Closing, (y) the Restricted Cash Obligation, and (z) the Payment.
(b)          Certificates.  Celadon and the Company acknowledge and agree that the Units will be certificated.
(c)          Conditions to Celadon’s Obligations.  The obligations of Celadon to effect the closing of the Celadon Investment, including the consummation of the transactions contemplated by Section 2(a), are subject to:
(i)          the absence of any law or order (whether temporary, preliminary or permanent) that shall have been promulgated, enacted or issued by any governmental entity of competent jurisdiction that prohibits or makes illegal the consummation of the Celadon Investment.
(ii)          the representations and warranties set forth in Sections 5, 7 and 8(b) being true and correct as of the date of this Agreement and as of the closing of the Celadon Investment;

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(iii)          the Company and Element shall have performed or complied with all of their respective covenants and agreements required by this Agreement to be performed or complied with by them respectively prior to the closing of the Celadon Investment;
(iv)          the absence of any change, circumstance, fact, development or effect that is materially adverse to the financial condition or results of operations of the Company and the its subsidiaries, taken as a whole, since the date of this Agreement;
(v)          the receipt by Celadon of a certificate signed by a senior executive officer of each of the Company and Element certifying that the conditions set forth in Sections 2(c)(ii), 2(c)(iii), 2(c)(iv) have been satisfied;
(vi)          the receipt by Celadon of executed copies of the Redemption Agreements with respect to each of the Other Members;
(vii)          the completion of the Restructuring (as defined below); and
(viii)          the simultaneous closing of the Element Investment.
(d)          Conditions to the Company’s Obligations.  The obligation of the Company to effect the closing of the Celadon Investment, including the consummation of the transactions contemplated by Section 2, is subject to:
(i)          the absence of any law or order (whether temporary, preliminary or permanent) that shall have been promulgated, enacted or issued by any governmental entity of competent jurisdiction that prohibits or makes illegal the consummation of the Celadon Investment;
(ii)          the representations and warranties set forth in Section 6 being true and correct as of the date of this Agreement and as of the closing of the Celadon Investment; and
(iii)          the receipt by the Company of a certificate signed by a senior executive officer of Celadon certifying that the condition set forth in Section 2(d)(ii) has been satisfied.
3.          Closing.
(a)          At the closing of the Element Investment,
(i)          Element shall transfer, convey, and assign to the Company the Element Assets;
(ii)          Element shall make a loan to the Company in the principal amount of $31,800,000 (the “Element Daylight Loan”), which shall be evidenced by this Agreement, and the Company shall pay $31,800,000 to Celadon in respect of the Payment;
(iii)          the Company shall issue and deliver to Element nine million nine hundred ninety nine thousand and nine hundred ninety five (9,999,995) Units, representing 49.999975% of all of the outstanding Units; and

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(iv)          Element and the Company shall execute and deliver the Transaction Documents to which it is a party.
(b)          At the closing of the Celadon Investment,
(i)           Celadon shall transfer, sell, and assign all of its interests in the Quality Assets to the Company;
(ii)          Celadon shall transfer $31,800,000 in cash to an account designated by the Company, and the Company shall repay the Element Daylight Loan in full;
(iii)          the Company shall redeem all of the Membership Interests in the Company held by Celadon immediately prior to the Closing and, in exchange therefor, issue and deliver to Celadon nine million nine hundred ninety nine thousand and nine hundred ninety five (9,999,995) Units, representing 49.999975% of all outstanding Units; and
(iv)          each of the Company and Celadon shall execute and deliver the Transaction Documents to which it is a party.
(c)          The closing of the Element Investment and the closing of the Celadon Investment (together, the “Closing”) shall occur simultaneously.  Contemporaneously with the Closing, (i) the Company shall enter into the Redemption Agreements; (ii) Celadon and Element shall enter into the LLC Agreement in the form attached hereto as Exhibit A; (iii) Element and the Company shall enter into the Term Loan Agreement; (v) Element and the Company shall enter into the Equipment Loan Agreement; (vi) Celadon and the Company shall enter into the Service Agreement; (vii) Element and Celadon shall enter into the Termination Agreement; (viii) Celadon and the Company shall enter into the Lease Agreement; and (ix) the Company and each Management Member shall enter into the Management Subscription Agreements.
(d)          Celadon and the Company agree that, notwithstanding the actual date on which the Closing occurs, the terms of each of the Service Agreement, the Term Loan Agreement and the Equipment Loan Agreement shall be deemed effective as of December 1, 2016.
4.          Effectiveness.  This Agreement will become effective immediately upon execution and delivery by Element, the Company and Celadon.
5.          Representations and Warranties of Element.  Element hereby represents and warrants to the Company, as of the date of this Agreement and as of the Closing, that:
(a)          Capacity.  Element has all requisite power and authority to, in each case, execute and deliver this Agreement and the Transaction Documents to which it is or will be a party and to perform its obligations hereunder and thereunder.
(b)          Authorization; Enforceability.  This Agreement and the Transaction Documents to which Element is or will be a party have been or will be, as applicable, duly and validly executed and delivered by Element and, assuming the due authorization, execution and delivery of this Agreement and the Transaction Documents to which Element is or will be a party by the other parties thereto, this Agreement and the Transaction Documents to which Element is or will be a party constitute or will constitute, as applicable, the valid and binding obligations of Element, enforceable against Element in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency,

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reorganization, moratorium and similar laws affecting or relating to the enforcement of creditors’ rights generally and subject to general principles of equity, whether considered in a proceeding at law, in equity, in contract, in tort or otherwise.
(c)          No Conflicts.  The execution, delivery and performance by Element of this Agreement and the Transaction Documents to which Element is or will be a party and the consummation by Element of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law applicable to Element or any of its properties or assets; (ii) violate any judgment, decree, order or award (collectively, the “Order”) of any governmental entity having jurisdiction over Element or arbitrator applicable to Element or any of its properties or assets; or (iii) result in any breach of or conflict with any terms or conditions, or constitute a default under, any contract, agreement or instrument to which Element is a party or by which Element or its properties or assets are bound.
(d)          No Proceedings.  There is no action, litigation, arbitration, audit, hearing, investigation or suit (whether civil, criminal, administrative, judicial or investigative, whether public or private (collectively, the “Proceedings”) pending or, to the knowledge of Element, threatened against either of Element or any of its assets, and Element is not the subject of any Order of any governmental entity, other than any such Proceeding or Order that would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.
(e)          Unregistered Units.  Element has been advised by the Company that (i) the Units have not been registered under the Securities Act or under state securities law and may not be resold or transferred unless registered or exempted from registration under the Securities Act and applicable state securities laws; (ii) the Company is under no obligation to effect any such registration with respect to the Units or to file for or comply with any exemption from registration (except as otherwise provided in the LLC Agreement or determined from time to time by the board of managers of the Company); (iii) Element must continue to bear the economic risk of its investment in the Units unless such Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available; and (iv) there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future.
(f)          Investment.
(i)           Element’s financial situation is such that Element can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for Element’s needs and contingencies, and can afford to suffer a complete loss of Element’s investment in the Units.
(ii)           Element’s knowledge, sophistication and experience in financial and business matters are such that Element is capable of evaluating the merits and risks of the investment in the Units.
(iii)          Element understands that an investment in the Units is a speculative investment that involves a high degree of risk of loss of Element’s investment therein, there will be substantial restrictions on the transferability of the Units under applicable securities laws and as set forth in the LLC Agreement and, on the date of the Closing and for an indefinite period following such date, there may be no public market for the Units and, accordingly, it may not be possible for Element to liquidate Element’s investment in case of emergency, if at all.

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(iv)          Element has been given the opportunity to examine all documents contemplated hereby, including the LLC Agreement, and to ask questions of, and to receive answers from, the Company and its respective representatives concerning the Company and its subsidiaries, and the terms and conditions of the Units.  Element has independently and based on such documents and information as Element has deemed appropriate, performed its own due diligence and business investigations with respect to the Company and its subsidiaries and made its own investment decision with respect to the investment represented by the Units.  Element is fully familiar with the nature of the businesses of the Company and its subsidiaries.  Element has consulted, to the extent deemed reasonably appropriate by Element, with Element’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Units and on that basis understands the financial, tax, legal and related consequences of an investment in the Units, and believes that an investment in the Units is suitable and appropriate for Element.
(v)          Element is acquiring the Units for its own account, not as nominee or agent, and not with a view to the resale or distribution thereof.
(vi)          Element acknowledges and agrees that Element is responsible for its own taxes relating to the transactions contemplated by this Agreement and the transactions contemplated by the Transaction Documents to which Element is a party.
(vii)          Element understands that after consummation of the Closing and the consummation of the transactions contemplated by the Term Loan Agreement, the consolidated total indebtedness of the Company and its subsidiaries will be significantly greater than the consolidated total funded debt of the Company and its subsidiaries prior to the Closing.
(viii)          Element is, and will be at the time of issuance of the Units pursuant to its investment, an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.  No events described in Rule 506(d)(1)(i)-(viii) of Regulation D under the Securities Act have occurred with respect to Element.
(ix)          Element has not incurred any obligation for any finder’s or broker’s or agent’s fees or commission or similar compensation in connection with the transactions contemplated hereby for which the Company, or any individual or entity directly or indirectly, controls, is controlled by or is under common control with, the Company (the “Affiliates”) may be liable.
(x)          Element understands and acknowledges the risk factors related to the Units that Element will acquire pursuant to is investment and, other than as set forth in this Agreement, no representation or warranties have been made to Element concerning the Units, the Company and its subsidiaries or their prospects or other matters.
6.          Representations and Warranties of Celadon.  Celadon hereby represents and warrants to the Company, as of the date of this Agreement and as of the Closing, that:
(a)          Capacity.  Celadon has all requisite power and authority to, in each case, execute and deliver this Agreement and the Transaction Documents to which it is or will be a party and to perform its obligations hereunder and thereunder.

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(b)          Authorization; Enforceability.  This Agreement and the Transaction Documents to which Celadon is or will be a party have been or will be, as applicable, duly and validly executed and delivered by Celadon and, assuming the due authorization, execution and delivery of this Agreement and the Transaction Documents to which Celadon is or will be a party by the other parties thereto, this Agreement and the Transaction Documents to which Celadon is or will be a party constitute or will constitute, as applicable, the valid and binding obligations of Celadon, enforceable against Celadon in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium and similar laws affecting or relating to the enforcement of creditors’ rights generally and subject to general principles of equity, whether considered in a proceeding at law, in equity, in contract, in tort or otherwise.
(c)          No Conflicts.  The execution, delivery and performance by Celadon of this Agreement and the Transaction Documents to which Celadon is a party and the consummation by Celadon of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law applicable to Celadon or any of its properties or assets; (ii) violate any Order of any governmental entity having jurisdiction over Celadon or arbitrator applicable to Celadon or any of its properties or assets; or (iii) result in any breach of or conflict with any terms or conditions, or constitute a default under, any contract, agreement or instrument to which Celadon is a party or by which Celadon or its properties or assets are bound.
(d)          No Proceedings.  There are no action, litigation, arbitration, audit, hearing, investigation or suit (whether civil, criminal, administrative, judicial or investigative, whether public or private (collectively, the “Proceedings”) pending or, to the knowledge of Celadon, threatened against either of Celadon or any of its assets, and Celadon is not the subject of any Order of any governmental entity, other than any such Proceeding or Order that would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.
(e)          Unregistered Units. Celadon has been advised by the Company that (i) the Units have not been registered under the Securities Act or under state securities law and may not be resold or transferred unless registered or exempted from registration under the Securities Act and applicable state securities laws; (ii) the Company is under no obligation to effect any such registration with respect to the Units or to file for or comply with any exemption from registration (except as otherwise provided in the LLC Agreement or determined from time to time by the board of managers of the Company); (iii) Celadon must continue to bear the economic risk of its investment in the Units unless such Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available; and (iv) there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future.
(f)          Investment.
(i)           Celadon’s financial situation is such that Celadon can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for Celadon’s needs and contingencies, and can afford to suffer a complete loss of Celadon’s investment in the Units.
(ii)          Celadon’s knowledge, sophistication and experience in financial and business matters are such that Celadon is capable of evaluating the merits and risks of the investment in the Units.
(iii)          Celadon understands that an investment in the Units is a speculative investment that involves a high degree of risk of loss of Celadon’s investment therein,

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there will be substantial restrictions on the transferability of the Units under applicable securities laws and as set forth in the LLC Agreement and, on the date of the Closing and for an indefinite period following such date, there may be no public market for the Units and, accordingly, it may not be possible for Celadon to liquidate Celadon’s investment in case of emergency, if at all.
(iv)          Celadon has been given the opportunity to examine all documents contemplated hereby, including the LLC Agreement, and to ask questions of, and to receive answers from, the Company and its respective representatives concerning the Company and its subsidiaries, and the terms and conditions of the Units.  Celadon has independently and based on such documents and information as Celadon has deemed appropriate, performed its own due diligence and business investigations with respect to the Company and its subsidiaries and made its own investment decision with respect to the investment represented by the Units.  Celadon is fully familiar with the nature of the businesses of the Company and its subsidiaries.  Celadon has consulted, to the extent deemed reasonably appropriate by Celadon, with Celadon’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Units and on that basis understands the financial, tax, legal and related consequences of an investment in the Units, and believes that an investment in the Units is suitable and appropriate for Celadon.
(v)          Celadon is acquiring the Units for its own account, not as nominee or agent, and not with a view to the resale or distribution thereof.
(vi)          Celadon acknowledges and agrees that Celadon is responsible for its own taxes relating to the transactions contemplated by this Agreement and the transactions contemplated by the Transaction Documents to which Celadon is a party.
(vii)         Celadon understands that after consummation of the Closing and the consummation of the transactions contemplated by the Term Loan Agreement, the consolidated total indebtedness of the Company and its subsidiaries will be significantly greater than the consolidated total funded debt of the Company and its subsidiaries prior to the Closing.
(viii)        Celadon is, and will be at the time of issuance of the Units pursuant to its investment, an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.  No events described in Rule 506(d)(1)(i)-(viii) of Regulation D under the Securities Act have occurred with respect to Celadon.
(ix)           Celadon has not incurred any obligation for any finder’s or broker’s or agent’s fees or commission or similar compensation in connection with the transactions contemplated hereby for which the Company or its Affiliates may be liable.
(x)           Celadon understands and acknowledges the risk factors related to the Units that Celadon will acquire pursuant to is investment and, other than as set forth in this Agreement, no representation or warranties have been made to Celadon concerning the Units, the Company and its subsidiaries or their prospects or other matters.
7.          Representations and Warranties of the Company.  The Company represents and warrants to Element and Celadon, as of the date of this Agreement and as of the Closing, that:

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(a)          Organization.  The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to execute and deliver this Agreement and the Transaction Documents to which it is or will be a party and to perform its obligations hereunder and thereunder.
(b)          Authorization; Enforceability.  This Agreement and the Transaction Documents to which the Company is or will be a party have been or will be, as applicable, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and the Transaction Documents to which the Company is or will be a party by the other parties thereto, this Agreement and the Transaction Documents to which the Company is or will be a party constitute or will constitute, as applicable, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium and similar laws affecting or relating to the enforcement of creditors’ rights generally and subject to general principles of equity, whether considered in a proceeding at law, in equity, in contract, in tort or otherwise.
(c)          No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which the Company is or will be a party and the consummation by the Company of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to the Company or any of its properties or assets; (ii) violate any Order of any governmental entity having jurisdiction over the Company or arbitrator applicable to the Company or any of its properties or assets; or (iii) except as set forth in Schedule 7(c), result in any breach of or conflict with any terms or conditions, or constitute a default under, any Material Contract (as defined below).
(d)          Title and Validity of Issued Interests.  Immediately after giving effect to the Closing, the Company’s issued and outstanding membership interests will consist of twenty million (20,000,000) Units.  Except as expressly provided or referred to herein, there are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued common membership interests or other securities of the Company.  Units of the Company to be issued in connection with each of the Element Investment and the Celadon Investment, when issued and delivered in accordance with the terms of this Agreement and the LLC Agreement, will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attached to the ownership thereof, and each of Element and Celadon will receive valid and good title to the Units issued to it, free and clear of any liens except as may be otherwise set forth in this Agreement or the LLC Agreement or under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.
(e)           No Proceedings.  There are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, assets, operations or executive officers, and none of the Company or any of its Subsidiaries is the subject of any Order of any governmental entity, other than any such Proceeding or Order that would not have any material adverse effect on the Company or its subsidiaries, or prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.
(f)          Real Property.  Neither the Company nor any of its subsidiaries owns or leases any real property, except under the Lease.
(g)          Material Contracts.  Schedule 7(g) sets forth a list of each contract of the Company that exists as of the date hereof and falls within any of the following categories: (i) contracts

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that require performance of services or delivery of consideration by the Company or any of its subsidiaries in an amount or value in excess of $50,000 in any one calendar year, (ii) agreements establishing joint ventures or partnerships, (iii) agreements containing covenants that will limit the freedom of the Company to operate its business; (iv) real property leases material to the operation of the Company’s business, (v) contracts related to any services provided by any third parties that are material to the operation of the Company’s business, and (vi) each loan and credit agreement, note, debenture, bond, indenture, mortgage, security agreement, pledge, or other similar agreement pursuant to which any indebtedness of the Company or any of the Company’s subsidiaries is outstanding or may be incurred (collectively, the “Material Contracts”).  The Company has provided Element an opportunity to review true and complete copies of all the Material Contracts (to the extent in writing or if not in writing, an accurate summary thereof), together with any and all amendments thereto.  Each of the Material Contracts is in full force and effect in all material respects, except as the enforceability of such contracts may be affected by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and by judicial discretion in the enforcement of equitable remedies.  Except as set forth in Schedule 7(c), neither the Company nor any of its subsidiaries is, and to the knowledge of the Company any other party thereto is not, in material default under any Material Contract and no circumstance exists that (with or without notice or the lapse of time) would give any counterparty thereunder or other third party the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract.  To the knowledge of the Company, no party to a Material Contract has given notice of termination under any Material Contract (nor indicated any intent not to renew or extend such Material Contract), nor does any such party intend to terminate or abrogate or fail to comply with such party’s obligations under such Material Contract.
(h)          Employees.  Schedule 7(h) sets forth a listing of the names and positions of each employee of the Company and the Company’s subsidiaries as of the date hereof.  The Company has made available information regarding all salary and other material compensation paid to each such employee.  To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or its subsidiaries.  Neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining or similar agreement, nor has it experienced any strikes, claims of unfair labor practices or other collective bargaining disputes related to its business.  The Company has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the employees of the Company or its subsidiaries.

(i)          Benefit Plans.  Schedule 7(i) sets forth a list of each material “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and all severance, change in control or employment plan, program or agreement, and vacation, incentive, bonus, stock option, stock purchase, and restricted stock plan, program or policy sponsored or maintained by the Company, or any of its subsidiaries, in which the employees of the Company and its subsidiaries participate (collectively, the “Company Plans”).  The Company has provided to Element and Celadon a current, accurate description of each Company Plan.  Each Company Plan has been established and administered in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations. Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that such Plan is qualified under the Code and nothing has occurred that could reasonably be expected to cause the loss of such qualification. No event has occurred and no condition exists that would subject the Company or its subsidiaries, either directly or by reason of their affiliation with any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations.  No Company Plan is subject to Title IV of ERISA, and neither Company, its subsidiaries nor any member of their Controlled Group has at any

13

time sponsored or contributed to, or has or had any liability or obligation in respect of any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).  Except as set forth on Schedule 7(i), no Company Plan exists that could result in the payment to any such employee of any money or other property (including any severance payments, bonus or other compensation) or in the acceleration of any other rights or benefits to any such employee as a result of the transactions contemplated herein.
(j)          Insurance.  The Company maintains insurance coverage for the Company and its subsidiaries as set forth on Schedule 7(j).
(k)          Affiliated Transaction.  Except as set forth on Schedule 7(k), and other than the transactions contemplated by this Agreement and the other Transaction Documents, there are no contracts or arrangements between the Company or any of the Company’s subsidiaries, on the one hand, and, on the other hand, any (i) current officer or director of the Company or any of the Company’s subsidiaries, (ii) individual or entity that owns, directly or indirectly, equity interests in the Company or any of the Company’s subsidiaries, or (iii) any directors or officers of any entity that owns equity interests in the Company or any of the Company’s subsidiaries.
(l)          Tax.  The Company and its subsidiaries do not have any liability (A) for any federal or state income taxes with respect to any tax period or portion thereof ending on or prior to the Closing, (B) for any taxes (other than covered in clause (A)) with respect to any tax period or portion thereof ending on or prior to the Closing (other than any such taxes for which adequate provision has been made under GAAP), or (C) arising out of or relating to the Restructuring, in each case that has not been satisfied at or prior to the Closing.  The Company is, and has been at all times since its formation, classified as a partnership for U.S. federal income tax purposes, and each subsidiary of the Company is, and has been at all times since formation, classified as a disregarded entity for U.S. federal income tax purposes.
(m)          Restructuring.  The Company and its subsidiaries do not have any liability arising out of or relating to the Restructuring (as defined in Section 8(a)(i)) that has not been satisfied at or prior to the Closing.  Neither the Company, nor Element, nor Celadon (nor any of their respective Affiliates) shall have any liabilities arising out of or relating to the Restructuring after the Closing.
8.          Additional Representations and Warranties of Celadon and Element.
(a)          Celadon further represents and warrants to Element that:
(i)          Restructuring.  Simultaneously with the Closing, the Company will have consummated the redemption of all of its issued and outstanding membership interests from the Other Members (including all of its management profits interests) without any obligation of the Company or any of its subsidiaries in connection therewith at any point following the Closing (collectively, the “Restructuring”).
(ii)          Existing Agreements.  Other than those set forth in Schedule 8(a)(ii) attached hereto, there are no agreements, contracts and arrangements among Celadon or any of its Affiliates and the Company, and any of its subsidiaries, as of the date of this Agreement and immediately prior to the Closing.
(iii)          Quality or Quality Equipment Leasing, LLC has good and marketable title to the Quality Assets, free and clear of all liens and rights of others.

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(b)          Element further represents and warrants to Celadon that:
(i)          Element has good and marketable title to the Element Assets, free and clear of all liens and rights of others, provided that in the case of any Element Assets purchased by Element from Quality or Quality Equipment Leasing, LLC, this representation is based solely upon the representations and warranties of Quality or Quality Equipment Leasing, LLC, as applicable, in the applicable purchase documentation.
9.          Covenants.
(a)          Conduct of Business Prior to the Closing.  Except as expressly contemplated or permitted by this Agreement (including the Restructuring), the Term Loan Agreement and the Service Agreement, during the period from the date of this Agreement to the Closing, unless Element otherwise agrees in writing, the Company shall, and shall cause its subsidiaries to, conduct its and their respective businesses in the ordinary course consistent with past practice, use commercially reasonable efforts to preserve its present business organization, maintain in effect all its and their current permits or licenses as necessary to operate their businesses, keep available the services of its and their executive officers and key employees on commercially reasonable terms and maintain its and their relationships with its and their customers, suppliers and others having material business relationships with it or any of them, in each case consistent with past practice.
(b)          Cooperation. Subject to the terms and conditions of this Agreement, each of Element and Celadon shall use its respective commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Element Investment or the Celadon Investment, as applicable, and, subject to the conditions set forth in Sections 1(c) and 2(c) hereof, to consummate the Element Investment or the Celadon Investment, as applicable and the other transactions contemplated by this Agreement, as promptly as practicable and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order, decision or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by Element or Celadon in connection with the transactions contemplated by this Agreement, and to comply with the terms and conditions of any such consent, authorization, order or approval.
(c)          Element, Celadon and the Company hereby agree as to the matters set forth on Schedule 9(c).
(d)          Following the Closing, Celadon and the Company shall take any further action and execute and deliver any further documents as may be reasonably required in order to accomplish the Restructuring.
(e)          Each of Element and Celadon shall, during the period of the first one hundred and twenty (120) days after the Closing, work diligently and cooperatively with each other to establish a “best-in-class operating business” for the Company and shall cause the Company to retain such advisors, consultants and/or senior employees to achieve such result.
(f)          After the date that is one hundred and twenty (120) days following the Closing, Element shall, upon request by the Board (as defined in the LLC Agreement) of the Company, provide to the Company, at Element’s then current market fee rates, services relating to sourcing, negotiating, and arranging for any capital raising initiatives (including any private placement) of the Company as its preferred capital advisor.

15

(g)          After the Closing and for so long as Celadon holds any Units, Celadon agrees that it shall not and shall cause its controlled Affiliates not to, directly or indirectly, carry on, engage in or hold any equity interest in, the business of leasing transportation equipment or the financing thereof other than through the Company.  Notwithstanding anything contrary in this clause (g), in the event that Celadon desires to sell any vehicle within Celadon’s then-existing operating fleet but is unable to find a buyer for such vehicle for at least the book value of such vehicle, Celadon shall have the right to (i) lease such vehicle to any Person for a period of not more than twelve (12) months; provided that the aggregate net book value of vehicles subject to all such leases shall not at any time exceed $20,000,000; provided, further, that before Celadon enters into any such lease, Celadon shall first offer to sell such vehicle to the Company and the Company shall have a priority right but not obligation to purchase such vehicle at a mutually agreed price, or (ii) liquidate such vehicle through the Company’s trade-in program for at least net book value.
(h)          Element and Celadon hereby agree that the Company shall use its commercially reasonable efforts to distribute to Celadon all the cash that remains in the maintenance and reserve accounts of 19th Capital SPE I, LLC and 19th Capital SPE II, LLC (account numbers ending in 9765, 9963, 5249, and 5363) (including any accrued interest), which was in an amount of approximately $2,545,825 immediately after the effective time of the Restructuring.
(i)          The Company shall not allocate any income to Element in respect of (i) the transactions occurring on the Closing Date or (ii) any period or portion thereof ending on and including the Closing Date, as determined on the basis of an interim closing of the books of the Company as of the close of business on the Closing Date.
(j)          Element and the Company hereby agree as to the matters set forth on Schedule 9(j).
10.          Indemnification.
(a)          General.  Celadon hereby agrees to indemnify and hold harmless Element and its Affiliates, directors, officers, managers, employees, agents, consultants, advisors, accountants, legal counsel or other representatives (the “Representatives”) (collectively, the “Indemnified Persons”) from and against all losses, liabilities, damages, injuries, costs and expenses (including reasonable attorney fees actually incurred) (“Damages”) arising from (i) a breach by Celadon or the Company of any of its applicable representations and warranties in Sections 6, 7 or 8 hereof or (ii) a breach by Celadon of any of its covenants or other obligations under this Agreement.  Element agrees to indemnify and hold harmless Celadon and its Indemnified Persons from and against all Damages arising from (A) a breach by Element of any of its representations and warranties in Section 5 or 8 hereof, or (B) a breach by Element of any of its covenants or other obligations under this Agreement.
(b)          Survival.  Any claim for indemnification under clauses (i) (other than with respect to any breach of Section 7(l) or 7(m)) or (A) of Section 10(a) may be brought until the day that is forty-five (45) days after the date upon which one full audit cycle of the Company has been completed (with the signed auditor’s report delivered to the board of managers of the Company) following the Closing.  Any claim for indemnification under clauses (i) with respect to any breach of Section 7(l) or 7(m) may be brought until the expiration of applicable statute of limitation.  Any claim for indemnification under clauses (ii), (iii), (iv) or (B) of Section 10(a) shall survive until the third anniversary of the Closing.  If Element or Celadon provides notice of a claim in accordance with the terms of this Agreement prior to the end of the period of survival set forth in this Section 10(b), then the indemnification obligations of the other party for such claim will continue until the claim is fully resolved.  In order to be timely given, any such claim must specify in reasonable detail the factual basis of

16

such claim to the extent then known by the party claiming for indemnification.  The waiver of any condition based upon the accuracy of any representation or warranty will not affect the right to indemnification, reimbursement or other remedy based upon such representations and warranties.
11.          Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, the parties hereto unconditionally accepts the non-exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or if such jurisdiction or venue is declined by the Court of Chancery of the State of Delaware, any federal court located in the State of Delaware), and the appellate courts to which orders and judgments thereof may be appealed.  In any such judicial proceeding, the parties hereto agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 18.  EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.
12.          Entire Agreement.  This Agreement and the Transaction Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to such subject matter.
13.          Waivers and Amendment.  This Agreement may be amended or modified only by a written instrument executed by all of the parties to this Agreement.  Any failure of the parties to this Agreement to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver.  No delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party to this Agreement of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  Unless otherwise provided, the rights and remedies provided for in this Agreement are cumulative and are not exclusive of any rights or remedies which the parties to this Agreement may otherwise have at law or in equity.  Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.
14.          Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that (a) a change of control of any party hereto (whether by a purchase of equity interests or all or substantially all assets, merger, consolidation or other reorganization of such party) shall not be considered an assignment and (b) each of Element and Celadon may assign this Agreement, including its rights, interests and obligations hereunder, to one or more of its Permitted Transferees (as defined in the LLC Agreement) without the consent of the other parties to this Agreement; provided, further, that no such assignment shall reduce any liabilities hereunder of Element or Celadon, as applicable.

17

15.          Specific Performance.  The parties hereto agree that irreparable damage would occur to the Company in the event any provision of this Agreement was not performed by Element or Celadon in accordance with the terms hereof and that the parties hereto shall be entitled to an injunction or injunctions (without posting a bond or other security) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which the Company is entitled at law or in equity.
16.          Binding Effect; No Third Party Beneficiaries.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective successors and permitted assigns.  Except as otherwise provided in Section 10, nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
17.          Further Assurances.  Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other parties hereto in order to carry out the provisions and purposes of this Agreement.
18.          Notices.  Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case, as follows (or to such other persons or addressees as may be designated in writing by the party to receive such notice):
If to the Company, at:
19th Capital Group, LLC
9702 East 30th Street
Indianapolis, IN 46229
Attention: President
with copies to:
Element Transportation LLC
c/o Element Fleet Management Corp.
161 Bay Street, 36th Floor
Toronto, Ontario M5J 2S1
Canada
Attention: General Counsel
E-mail: pdanielson@elementcorp.com
Facsimile: (888) 772-8129

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Patrick J. Naughton
E-mail: pnaughton@stblaw.com

Celadon Group, Inc.
9503 E. 33rd Street

18

Indianapolis, IN 46235
Attention: Paul A. Will
E-mail: pwill@celadontrucking.com
Facsimile: (317) 890-8099

and

Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, 2nd Floor
Lincoln, NE 68508
Attention: Mark A. Scudder
E-mail: mscudder@scudderlaw.com

If to Element, at:

Element Transportation LLC
c/o Element Fleet Management Corp.
161 Bay Street, 36th Floor
Toronto, Ontario M5J 2S1
Canada
Attention: General Counsel
E-mail: pdanielson@elementcorp.com
Facsimile: (888) 772-8129

with a copy to (which shall not constitute notice):
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Patrick J. Naughton
E-mail: pnaughton@stblaw.com

If to Celadon, at:

Celadon Group Inc.
9503 E. 33rd Street
Indianapolis, IN 46235
Attention: Paul A. Will
E-mail: pwill@celadontrucking.com
Facsimile: (317) 890-8099

with a copy to (which shall not constitute notice):
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, 2nd Floor
Lincoln, NE 68508
Attention: Mark A. Scudder
E-mail: mscudder@scudderlaw.com

19.          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon

19

such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
20.          Counterparts.  This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.
21.          Legal Representation.  Each of Celadon and Element acknowledges and represents that it has had the opportunity to consult with an independent legal advisor in connection with this Agreement.
22.          Interpretation.  Unless the context otherwise requires, (a) all references to Sections shall mean and refer to Sections in this Agreement; (b) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter; (c) the term “including” shall mean “including without limitation” (i.e., by way of example and not by way of limitation); (d) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations; (e) references to “hereof”, “herein”, “hereby” and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto); (f) the sign “$” shall mean “U.S. dollars.”
[Remainder of page intentionally left blank]

Very truly yours,

ELEMENT TRANSPORTATION LLC

By:	/s/ James Halliday
Name: James Halliday
Title: Authorized Signatory

CELADON GROUP, INC.

By:	/s/ Paul Will
Name: Paul Will
Title: CEO

Acknowledged and agreed as of the date first written above:

19TH CAPITAL GROUP, LLC

By:	/s/ Harry Dugan
Name: Harry Dugan
Title: President

Exhibit A

LLC AGREEMENT

_______________________________________________________________________

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

19TH CAPITAL GROUP, LLC

Dated as of December 30, 2016

_______________________________________________________________________
THE LIMITED LIABILITY COMPANY UNITS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION.  SUCH LIMITED LIABILITY COMPANY UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND THE APPLICABLE STATE OR FOREIGN SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.  IN ADDITION, TRANSFER OR OTHER DISPOSITION OF SUCH LIMITED LIABILITY COMPANY UNITS IS FURTHER RESTRICTED AS PROVIDED IN THIS AGREEMENT.  PURCHASERS OF LIMITED LIABILITY COMPANY UNITS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

i

SCHEDULE A          MEMBERS’ COMMITMENT AND CONTRIBUTION

SCHEDULE B          FORM CERTIFICATE OF UNITS

SCHEDULE C          MANAGERS

SCHEDULE D          OFFICERS

SCHEDULE E          PROHIBITED TRANSFEREE

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
19th CAPITAL GROUP, LLC
THE UNDERSIGNED are executing this Amended and Restated Limited Liability Company Agreement of 19th Capital Group, LLC (the “Company”) as of December 30, 2016 (the “Effective Date”).
R E C I T A L S:
WHEREAS, the Certificate (as defined below) was executed and filed with the Office of the Secretary of State of the State of Delaware on July 9, 2015, thereby forming the Company as a limited liability company under and pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the “Act”);
WHEREAS, on the date hereof, the Company redeemed its former Members;
WHEREAS, simultaneously therewith and in accordance with the terms of the Subscription Agreement, Celadon Group, Inc. (“Celadon”), directly or through one or more subsidiaries, and Element contributed certain assets to the Company in exchange for Units;
WHEREAS, simultaneously therewith and in accordance with the terms of the Management Subscription Agreements, each of Harry Dugan and Gregory Burke contributed certain assets to the Company in exchange for Units; and
WHEREAS, the current Members wish to amend and restate in its entirety the Limited Liability Company Agreement of the Company, dated August 27, 2015;
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:
ARTICLE I

 DEFINITIONS

SECTION 1.1          Definitions.  i)  Capitalized terms used herein shall have the following meanings:
“Affiliate” means, with respect to any Person, an “affiliate” of, or any Person affiliated with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided that notwithstanding the foregoing, an Affiliate shall not include any “portfolio company” (as such term is customarily used among institutional investors) of any Person.  For the purpose of this definition, “control” (including the terms controlling, controlled by and under common control with) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
“Agreement” means this Amended and Restated Limited Liability Company Agreement as it may be amended, modified, restated or supplemented from time to time.
“Assumed Tax Rate” means the highest effective combined marginal federal, state and local income tax rate applicable at such time to a corporation resident in the jurisdiction with the highest such effective rate applicable to any Member (taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes); provided that the Board shall be permitted to modify the Assumed Tax Rate in its discretion.
“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.
“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:
(a)          To each Member’s Capital Account there shall be credited such Member’s Capital Contributions on the date contributed to the Company, such Member’s allocable share of Net Income of the Company pursuant to Section 6.2, and the amount of any liabilities of the Company assumed by such Member or which are secured by any property distributed to such Member.
(b)          From each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s allocable share of Net Losses of the Company pursuant to Section 6.2, the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.
(c)          In the event any Units in the Company are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Units.
(d)          In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.
(e)          The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704‑1(b) and 1.704‑2, and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the Board shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or the Members) are computed in order to comply with such Regulations, the Board may direct any Member to make such modification. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of the Company capital reflected on the Company balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704‑1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704‑1(b) or Section 1.704‑2.
(f)          Except as otherwise agreed in writing or required by the Act, no Member shall have any liability to restore all or any portion of a deficit balance in such Member’s Capital Account.
“Capital Contributions” means, with respect to any Member, the aggregate amount contributed from time to time by such Member in cash (or property having a mutually agreed value) in respect of any Units.
“Cause” means, with respect to a Manager, (i) conviction of, or plea of guilty or nolo contendere in respect of a felony or (ii) fraud or dishonesty that causes or reasonably could be expected to cause actual harm to the Company.
“Certificate” means the Certificate of Formation of the Company, as it may be amended, modified, restated or supplemented from time to time, filed on behalf of the Company with the Office of the Secretary of State of the State of Delaware pursuant to the Act.
“Certificate of Cancellation” means a Certificate of Cancellation of the Certificate filed on behalf of the Company with the Office of the Secretary of State of the State of Delaware pursuant to the Act.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor federal income tax code.
“Covered Person” means:  (a) each Manager, each Member, the Tax Matters Member or a liquidating trustee, in each case in his or its capacity as such, (b) any Affiliate of each Manager, each Member, the Tax Matters Member or a liquidating trustee and (c) any Person of which a Manager is an officer, director, shareholder, partner, member, employee, trustee, executor, representative or agent, or any Affiliate, officer, director, shareholder, partner, member, manager, employee, representative or agent of any of the foregoing, in each case in clauses (a), (b) and (c), whether or not such Person continues to have the applicable status referred to in such clauses.
“Disabling Conduct” means, (i) in respect of any Person, an act or omission that constitutes fraud or willful misconduct by such Person or (ii) a material breach by such Person of any material provision of this Agreement.
“Element” means Element Transportation LLC.

“Equipment Loan Agreement” means the Equipment Loan Agreement, dated as of the date hereof, by and between the Company, as borrower, Element, as lender, and lenders thereto.
“Element Equipment Purchase Agreement” means the Equipment Bill of Sale and the Assignment and Assumption Agreement, each dated as of the date hereof, by and between Quality Equipment Leasing, LLC and Element.
“Element Parent” means Element Fleet Management Corp. (formerly known as Element Financial Corporation).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
“Fiscal Year” means January 1 through December 31.
“GAAP” means generally accepted accounting principles, as applied in the United States.
“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(a)  The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of such contribution, as reasonably determined by the Board.
(b)  The Gross Asset Value of any of the Company’s assets distributed to a Member shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Board.
(c)  The Gross Asset Values of all of the Company’s assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Board using such reasonable method of valuation as it may adopt, as of the times listed below:
(i)          immediately prior to the acquisition of an additional interest in the Company by a new or existing Member in exchange for more than a de minimis Capital Contribution, if it is determined by the Board that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;
(ii)          immediately prior to the distribution by the Company to a Member of more than a de minimis amount of the Company’s property as consideration for an interest in the Company, if it is determined by the Board that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)          immediately prior to the liquidation of the Company within the meaning of Regulations Section 1.704‑1(b)(2)(ii)(g) (other than by operation of Section 708(b)(1)(B) of the Code); and
(iv)          such other times as the Board shall reasonably determine necessary or advisable, in order to comply with Regulations Sections 1.704‑1(b) and 1.704‑2.
(d)  The Gross Asset Values of the Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Board determines that an adjustment pursuant to subparagraph (b) or (c) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).
(e)  If the Gross Asset Value of any of the Company’s assets has been determined or adjusted pursuant to subparagraph (a), (c) or (d), such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.
“Guarantee” means the Guarantee and Collateral Agreement in respect to the Term Loan Agreement and the Guarantee and Collateral Agreement in respect to the Equipment Loan Agreement, each dated as of the date hereof, by the Company, in favor of Element.
“Interest” means the entire limited liability company interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.  Interests shall be expressed as a number of Units.
“IPO” means an initial public offering of equity securities in the Company (or any successor thereto) or any other subsidiary of the Company pursuant to a registration statement effective under the Securities Act.
“Lease Agreement” means the Lease Agreement, dated as of the date hereof, by and between the Company, as tenant, and Celadon, as landlord.
“Management Equity” means all of the Units held by Harry Dugan and Gregory Burke as of the date of this Agreement or by any Person to whom the Management Equity is transferred in accordance with Section 9.7 or designated by the Board thereafter, in each case, other than Element or Celadon or their respective Affiliates or Permitted Transferees.
“Management Equity Purchase Option” has the meaning set forth in Section 9.7(b).

“Management Member” means any Member holding the Management Equity.
“Management Subscription Agreements” means the Management Subscription Agreement, dated as of the date hereof, by and between Harry Dugan and the Company, and the Management Subscription Agreement, dated as of the date hereof, by and between Gregory Burke and the Company.
“Member” means each Person that executes a counterpart of this Agreement as a Member and becomes a Member as provided herein, so long as such Person continues as a Member and is reflected as such in the records of the Company, in each case in such Person’s capacity as a member of the Company, and “Members” means all such Persons.
“Net Income” or “Net Loss” means, for each Fiscal Year or other period of the Company, an amount equal to the Company’s taxable income or loss for such Fiscal Year of the Company or other period, as applicable, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(a)          Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;
(b)          Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;
(c)          In the event the Gross Asset Value of any of the Company’s asset is adjusted pursuant to subparagraph (b) or subparagraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;
(d)          Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
(e)          Depreciation, amortization, and other cost recovery deductions shall be computed by reference to the Gross Asset Value of the property if the Gross Asset Value differs from its adjusted tax basis; and
(f)          To the extent an adjustment to the adjusted tax basis of any of the Company’s assets pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704‑1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a

Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss.
“Permitted Transferee” means (i) with respect to Element, Element Parent, ECN Capital Corp. or any of their respective controlled Affiliates; (ii) with respect to Celadon, any wholly-owned subsidiary of Celadon or (iii) with respect to any Member, any successor entity of such Member.  For the purpose of this definition, “Affiliate” shall not mean any individual.
“Person” means any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture or other entity of any nature whatsoever.
“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations.
“Profits Interest” means an interest in the profits of the Company satisfying the requirements for a partnership interest transferred in connection with the performance of services, as set forth in IRS Revenue Procedure 93-27, 1993-2 C.B. 343 (June 6, 1993) and IRS Revenue Procedure 2001-43, 2001-2 C.B. 191 (Aug. 3, 2001), unless superseded by IRS Notice 2005-43, 2005-24 I.R.B. 1221 (May 20, 2005), in which case, as set forth in Proposed Treasury Regulations Section 1.83-3(l), Notice 2005-43 and any similar or related authority.
“Quality” means Quality Companies LLC, an Indiana limited liability company and a wholly owned subsidiary of Celadon.
“Redemption Agreements” means the Membership Interest Redemption Agreement, dated as of the date hereof, by and between the Company and Celadon; the Membership Interest Redemption Agreements, dated as of the date hereof, by and among certain members of management signatories thereto and the Company; and the Membership Interest Redemption Agreement, dated as of the date hereof, by and between Tiger ELS, LLC and the Company.
“Regulations” means the Federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time (it being understood that all reference herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations).
“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, loans, evidence of indebtedness and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.
“Service Agreement” means the Service Agreement, dated as of the date hereof, by and between the Company and Quality, as may be extended, amended and supplemented from time to time.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
“Sharing Percentage” means, as of any date of determination, with respect to any Member, a percentage calculated by dividing (x) the aggregate number of Units held by such Member by (y) the aggregate number of Units of the Company issued and outstanding on such date.
“Subscription Agreement” means the Subscription Agreement, dated as of the date hereof, by and among Element, Celadon and the Company.
“Substituted Member” means any Person admitted to the Company as a Member pursuant to the provisions of Section 9.6.
“Taxable Year” means the taxable year of the Company determined under Section 706 of the Code.
“Tax Distributions” shall have the meaning set forth in Section 6.1(b).
“Term Loan Agreement” means the Loan Agreement, dated as of the date hereof, by and among the Company, as borrower, other parties thereto, as lenders, and Element, as agent.
“Termination Agreement” means the Termination Agreement And Mutual Waiver and Release, dated as of the date hereof, by and among the Company, Celadon, Element, Quality Equipment Leasing, LLC and Element Fleet Management Corp.
“Transfer” or “Transferred” means any direct or indirect transfer, sale, assignment, exchange, mortgage, pledge, hypothecation or other disposition of any Units.  For the avoidance of doubt, it shall constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein (a) if a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee or (b) with respect to a holder of Units which was formed for the purpose of holding Units, there is a Transfer of the equity interests of such holder other than to a Permitted Transferee of such holder or of the party transferring the equity of such holder.  A change in ownership of Celadon or Element Parent shall not be considered a Transfer of any Units.
“Units” shall mean the units of common membership interests in the Company issued to each Member in exchange for its Capital Contributions.  The number of Units outstanding and the holders thereof are set forth on Schedule A, as Schedule A may be amended from time to time pursuant hereto.
(b)          As used in this Agreement, each of the following capitalized terms shall have the meaning ascribed to them in the Section set forth opposite to such term:
Term	Section
Act	Recitals
Board	7.1(a)

Capital Contributions	5.1(a)
Claims and Expenses	8.4
Company	Preamble
Competitor	9.1(b)
Effective Date	Preamble
KCMH	Preamble
Manager	7.1(a)
Offer Notice	9.2(a)
Offered Price	9.2(b)(i)
Offeree	9.2(a)
Offeror	9.2(a)
Pro Rata Share	9.3(e)(i)
Proposed Sale	9.3(a)
Proposed Transferee	9.3(b)(i)
Selling Member	9.3(a)
Services Agreement	Preamble
Subject Units	9.2(b)(i)
Tag Along Notice	9.3(a)
Tag Along Offer	9.3(c)
Tag Along Sale Percentage	9.3(b)(i)
Tag Along Sellers	9.3(b)(ii)
Tagging Members	9.3(b)(ii)
Tax Items	6.3
Tax Matters Member	11.2(a)

SECTION 1.2          Construction.  Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter forms and the singular form of words shall include the plural and vice versa.  All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to Schedules attached hereto, each of which is made a part hereof for all purposes.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
ARTICLE II

 FORMATION AND TERM

SECTION 2.1          Formation.  The Company was formed as a limited liability company under and pursuant to the provisions of the Act upon the filing of the Certificate.  The rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided in this Agreement.

SECTION 2.2          Name.  The name of the limited liability company is “19th Capital Group, LLC”.  The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Board.
SECTION 2.3          Term.  The term of the Company shall be perpetual; provided that the Company may be dissolved in accordance with the provisions of this Agreement or by operation of law.  The existence of the Company as a separate legal entity will continue until filing of the Certificate of Cancellation.
SECTION 2.4          Principal Place of Business.  The principal place of business of the Company shall be located at, and the Company’s business shall be conducted from, Indianapolis or its surrounding area in Indiana, U.S., or such other place or places as the Board may determine in accordance with Article VII hereof.
SECTION 2.5          Registered Agent and Office.  The Company’s registered agent and office in the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.  The Board may at any time designate another registered agent and/or registered office.
SECTION 2.6          Qualification in Other Jurisdictions; Conduct of Business.  The Company shall be qualified or registered under foreign limited liability company statutes or assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company owns property or transacts business to the extent, in the judgment of the Board, such qualification or registration is necessary or advisable in order to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business.
ARTICLE III

 PURPOSE AND POWERS

SECTION 3.1          Purpose and Powers.  The Company is formed for the purpose of, and the nature of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any activities necessary, convenient or incidental thereto.
ARTICLE IV

 MEMBERS; ADDITIONAL INTERESTS; CONVERSION

SECTION 4.1          General.  The names of, Capital Contributions of, and the number of Units held by the Members are set forth on Schedule A hereto, effective immediately following the execution of this Agreement.  A Member (other than any Management Member) will cease to be a Member only in the manner described in Section 9.6 and Article XII.  A Management Member will cease to be a Management Member (a) when all of the Management Equity held by such Management Member is sold pursuant to the exercise of the respective Management Equity Purchase Options pursuant to Section 9.7(b) or (b) upon liquidation of the Company.  The Board shall amend and revise Schedule A from time to time to properly reflect any changes to the information included therein, including to reflect the admission or withdrawal of Members or the making of additional Capital Contributions, in each case in accordance with this Agreement.  Any amendment or revision to Schedule A hereto or to the Company’s records that is made solely to reflect information regarding Members shall not require Member approval.
SECTION 4.2          Powers of Members.  The Members shall have the power to exercise only those rights or powers granted to the Members pursuant to the express terms of this Agreement.  Except as specifically provided herein or by the Board, the Members shall have no power or authority to act for or on behalf of, or to bind, the Company.
SECTION 4.3          Nature of a Member’s Interest.  A Member’s Interest (including a Member’s Units) shall for all purposes be personal property.  A Member has no interest in any specific Company property.
SECTION 4.4          No Other Persons Deemed Members.  Unless admitted to the Company as a Member as provided in this Agreement, no Person shall be, or shall be considered, a Member.  In respect of matters pertaining to Members, the Company shall deal only with Persons so admitted as Members (including their duly authorized representatives).  Notwithstanding any notification to the contrary, any distribution by the Company to the Person shown on the Company’s records as a Member or to its legal representatives shall relieve the Company of all liability to any other Person who may be interested in such distribution by reason of any other Transfer by the Member, or for any other reason.
SECTION 4.5          No Cessation of Membership Upon Bankruptcy, etc.  A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of any of the events specified in §18-304 of the Act.  Upon the occurrence of any event specified in §18‑304 of the Act, the business of the Company shall be continued pursuant to the terms hereof without dissolution.
SECTION 4.6          Admission of Additional Members and Creation of Additional Units.
(a)          Subject to limitations set forth in this Article IV, Article VII, Article IX and in Section 13.4 and Section 15.2, the Company may admit additional Members to the Company, issue additional Units or create and issue such additional classes or series of Units, having such designations, preferences and relative, participating or other special rights, powers and duties as the Board shall determine, from time to time.
(b)          Upon the issuance pursuant to and in accordance with this Agreement of any class or series of Units, the Board may, in accordance with, and subject to, Sections 4.1 and 15.2, as applicable, amend any provision of this Agreement, and authorize any Person to execute, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any additional Member to the Company or the authorization and issuance of such class or series of Unit, and the related rights and preferences thereof.
(c)          No additional Member shall be admitted to the Company (i) in connection with newly issued Units, unless and until such prospective additional Member has executed a signature page counterpart to this Agreement and an acceptance of all of the terms and conditions of this Agreement, and such other documents or instruments, in each case, as may be required to effect the admission in the Board’s reasonable judgment or (ii) in connection with a Transfer of a Unit, unless and until all the conditions of Article IX are satisfied, and such prospective additional member executes and delivers to the Company the documentation contemplated by Section 9.6.
ARTICLE V

 CAPITAL CONTRIBUTIONS; DEFAULT; LIABILITY OF MEMBERS

SECTION 5.1          Capital Contributions.  To the extent determined by the Board, the Members shall make cash (or non-cash) contributions pro rata to the Company in such amounts as are determined by the Board (collectively, the “Capital Contributions”).
SECTION 5.2          Liability of Members.
(a)          General.  Except as may otherwise be expressly agreed by such Member in writing, in no event shall any Member or former Member be obligated to guarantee any indebtedness or other obligations of the Company at any time outstanding or have any liability for the repayment or discharge of the debts and obligations of the Company or for the repayment of any Capital Contribution of any other Member.
(b)          Liability for Amounts Distributed.  The Members hereby agree that, except as otherwise expressly provided herein or required by applicable law, no Member shall have an obligation to return money or other property paid or distributed to such Member whether or not such distribution was in violation of the Act, except to the extent arising from Disabling Conduct of such Member.  The agreement set forth in the immediately preceding sentence shall be deemed to be a compromise for purposes of §18-502(b) of the Act.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such return, such obligation shall be the obligation of such Member and not of any other Person.
SECTION 5.3          Units Certificated.  Unless and until the Board shall determine otherwise, Units shall be certificated with such legends as the Board shall reasonably determine are necessary or advisable and recorded in the books and records of the Company (including Schedule A).  The form of the Units certificate is attached hereto as Schedule B.
ARTICLE VI

 DISTRIBUTIONS; ALLOCATION OF PROFITS AND LOSSES

SECTION 6.1          Distributions.
(a)          Subject in each case to restrictions imposed by law, from time to time the Board may make distributions of cash or other property available for distribution, to the Members on a pro rata basis based on each Member’s Sharing Percentage.  All distributions made under this Section 6.1 shall be made to the Members of record as of the date of the distribution unless a different record date for Members entitled to receive the distribution shall have been established by the Board.  The Board shall have sole discretion to determine the timing of distributions and the aggregate amount available for distribution.
(b)          Subject in each case to restrictions imposed by law and to the extent of distributable assets of the Company in the form of cash as reasonably determined by the Board, the Company shall, at such times reasonably determined by the Board, make cash distributions (“Tax Distributions”) to the Members to the extent that distributions actually received by such Member during a Fiscal Year are not sufficient for such Member or any of its beneficial owners to pay when due any income tax (including estimated income tax) imposed on it or them, calculated using the Assumed Tax Rate that is attributable to income allocated to such Member for such Fiscal Year (or portion thereof) hereunder. Amounts otherwise to be distributed to a Member pursuant to Section 6.1(a) shall be reduced by the amount of any prior Tax Distributions made to such Member pursuant to this Section 6.1(b) until all such Tax Distributions are restored to the Company in full. Notwithstanding the foregoing, the Board shall have the authority to modify the Company’s policy with respect to Tax Distributions in its sole discretion.
SECTION 6.2          Allocations.  Net Income and Net Loss of the Company shall be determined and allocated with respect to each Taxable Year by the Board as of the end of each such year and at such other times as the Board shall determine, provided that such time will allow the Company to meet its obligations under Section 11.1.  Net Income and Net Loss shall be allocated among the Members pro rata in accordance with their Sharing Percentages. Notwithstanding the foregoing, the Company may make such allocations as the Board deems reasonably necessary to give economic effect to the provisions of this Agreement taking into account such facts and circumstances as the Board deems reasonably necessary for this purpose.
SECTION 6.3          Tax Allocations.  For income tax purposes each item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.2; provided that in the case of any Company asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, Tax Items with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and 704(c) of the Code.  Notwithstanding the foregoing, the Company may make such allocations as the Board deems reasonably necessary to give economic effect to the provisions of this Agreement taking into account such facts and circumstances as the Board deems reasonably necessary for this purpose.
ARTICLE VII

 MANAGEMENT

SECTION 7.1          Management Under Direction of the Board.
(a)          Solely for the purpose of this Article VII, the term of “Member” shall exclude any Management Member, unless otherwise specified.

(b)          Subject to the consent rights of the Members provided in Section 13.4, the business and affairs of the Company shall be managed and controlled by a board of managers (the “Board”, and each member of the Board, a “Manager”) that shall meet the requirements of the Act.  The Board shall initially consist of four (4) individuals and each Member will have the right to designate half of the Managers on the Board.  The initial Managers are set forth on Schedule C hereto.  The Board may be increased by action by the Board; provided that any such increase will equally increase the number of designees each Member will have the right to designate.
(c)          A Member shall notify the other Member and the Company of any proposed designee to the Board.  Each Member shall vote its Units in favor of the election of all such designees proposed by the other Member as Managers.
(d)          Any Manager designated by a Member may be removed (with or without cause) from time to time and at any time by such Member, upon notice to the Company and the other Member, if any, and may be removed by the other Member only for Cause.  Any vacancy on the Board in respect of a Manager designated by a Member shall be filled by the Member entitled to designate such Manager, in accordance with Section 7.1(c).
(e)          The members of the Board shall be “managers” within the meaning of the Act.  Subject to the consent rights of the Members provided in Section 13.4, the Board shall have full and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein, including to exercise all powers of the Company set forth in Section 3.1 of this Agreement.  Notwithstanding anything to the contrary in this Agreement, no Manager, acting solely in its capacity as such, shall have the right, power or authority to act as an agent of the Company, to bind the Company or to execute any documents to be signed by the Company unless expressly authorized in writing by the Board.
(f)          Officers.  The Board shall appoint a chief executive officer (the “CEO”), a chief financial officer (the “CFO”) and a chief operating officer (the “COO”) of the Company.  The CEO and the COO shall, subject to Section 7.3, be responsible for the day-to-day operation of the Company and manage the business of the Company in accordance with the Business Principles and the Annual Budget as approved by the Board from time to time (it being understood that the CEO and COO shall not have authority to take any of the actions covered in clauses (a) through (t) of Section 7.3 unless such action has been approved by the Board in accordance with Section 7.3).  Each of the CEO, the CFO and the COO shall hold such office at the discretion of the Board and until his or her successor shall have been duly appointed and qualified, or until he or she shall resign or shall have been removed in the manner provided herein. The CEO may appoint additional officers of the Company which may include, but shall not be limited to, one or more vice presidents, secretary, or treasurer, and such other officers as deemed necessary or appropriate by the CEO.  The CEO, the CFO and the COO shall have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company as and to the extent authorized in writing by the Board.  Each officer that is appointed by the CEO shall perform such duties and have such powers as the CEO shall designate from time to time.  Each officer that is appointed by the CEO shall hold office at the discretion of the

CEO and until his or her successor shall have been duly appointed and qualified, or until he or she shall resign or shall have been removed in the manner provided herein.  Any individual may hold any number of offices.  No officer need be an affiliate of a Member or a resident of the State of Delaware.  Any officer, including the CEO, the CFO and the COO, may resign as such at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the CEO or, if such resignation is of the CEO, the CFO or the COO, the Board.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  Subject to the terms of any applicable employment agreement, any officer may be removed as such, either with or without cause, at any time by the CEO or the Board, as applicable.  Upon the execution and delivery of this Agreement, the officers of the Company shall consist of the individuals set forth on Schedule D.
SECTION 7.2          Meetings of the Board.  Regular meetings of the Board will be held at least quarterly and will be called on at least five (5) Business Days’ notice to each Manager, either personally, by telephone, by mail, by facsimile, by electronic mail or by any other means of communication reasonably calculated to give notice, at such times and at such places as shall from time to time be determined by the Board.  Special meetings of the Board may be called on at least three (3) Business Days’ notice to each Manager in accordance with the foregoing sentence.  Any Manager may call a special meeting of the Board on not less than three (3) Business Days’ notice to each other Manager, either personally, by telephone, by mail, by facsimile, by electronic mail or by any other means of communication reasonably calculated to give notice.  Notice of a special meeting need not be given to any Manager if a written waiver of notice, executed by such Manager before or after the meeting, is filed with the records of the meeting, or to any Manager who attends the meeting without protesting the lack of notice prior thereto or at its commencement.  The notice shall state briefly the purpose, time and place of the meeting.
SECTION 7.3          Quorum and Acts of the Board.  At all duly called meetings of the Board, two Managers (which must include one designee of each Member) shall constitute a quorum for the transaction of business.  If a quorum shall not be present at any meeting of the Board, the Board members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present; provided, however, that for any such reconvened meeting, a quorum, as determined in the preceding sentence, shall be required for the transaction of business; provided further, however, that notice for any reconvened meeting shall have been given in accordance with Section 7.2.  Each Manager shall be entitled to one vote; provided, that, except to the extent prohibited by law, any Manager shall be entitled to vote on behalf of another Manager appointed by the same Member if such other Manager is not present at a meeting of the Board.  Any instrument or writing executed on behalf of the Company by any one or more of the Managers shall be valid and binding upon the Company when authorized by the Board in accordance with this Section 7.3.  No action may be taken by the Board under this Agreement or the Act without the consent of a majority of the Managers, which shall include consent of at least one designee of each Member; except that with respect to the following matters of the Company, the unanimous consent of all the Managers shall be required for any action by the Board:

(a)          approving the annual budget of the Company (the “Annual Budget”);
(b)          amending the business principles of the Company (the “Business Principles”) or consummating any transactions inconsistent with the Business Principles;
(c)          approving any distributions (other than Tax Distributions) to the Members (including any Management Member);
(d)          changing the size of the Board or a Member’s right to designate Managers as set forth in Section 7.1(a);
(e)          hiring or terminating the CEO, the CFO or the COO;
(f)          engaging in any business activity outside the ordinary course of business of the Company;
(g)          acquiring assets or making capital expenditures or other financial commitments in an amount greater than $250,000 in excess of the capital budget contained in the Annual Budget for any single transaction or any series of related transactions;
(h)          disposing of assets in an amount greater than $250,000 not specifically provided for in the Annual Budget for any single transaction or any series of related transactions, provided that the Company may make ordinary course dispositions of tractors in an amount of up to $5,000,000 in the aggregate during any Fiscal Year without consent of the Managers under this Section 7.3;
(i)          liquidating, dissolving or winding-up the Company;
(j)          entering into any amalgamation, consolidation, merger or arrangement or other similar entity reorganization;
(k)          adopting, amending or repealing the certificate of formation of the Company or this Agreement pursuant to Section 15.2;
(l)          issuing additional Units, any other class of membership interests in the Company, or any securities convertible into or exchangeable for the membership interests in the Company or repurchasing any membership interests in the Company;
(m)          entering into, terminating or amending any agreements with any Member (or any permitted assignee thereof) and their respective Affiliates; provided that neither Member shall be required to recuse itself in any decisions regarding any such agreement with itself);
(n)          any borrowing or the pledging of any of the Company’s assets or the giving of any other financial assistance in the form or a guarantee or otherwise with respect to an amount in excess of $250,000 in any single or series of related transactions not specifically provided for in the Annual Budget;

(o)          retaining investment bankers in connection with any proposed public offering by the Company and approving the filing of any prospectus or stock exchange listing application or the taking of other action to become a reporting company under Canadian or United States securities laws or the equivalent under the securities laws of any other jurisdiction;
(p)          appointing any committee of Managers or delegating any authority of the Managers to a committee;
(q)          commencing or settling any litigation (i) involving an amount greater than $250,000; (ii) which could reasonably be expected to have a material effect on the Company or its business; (iii) which imposes non-monetary obligations on the Company; or (iv) pursuant to which the Company makes an admission of guilt in any criminal case;
(r)          approving or changing the auditor of the Company, or changing material tax elections of the Company;
(s)          approving any other matter which the Managers or Members are required to approve under the Act; and
(t)          agreeing to do or permitting any subsidiary of the Company to do any of the foregoing.
Notwithstanding anything contrary in this Section 7.3, any termination of the Service Agreement shall be effective solely upon the approval by the Managers appointed by Element.

SECTION 7.4          Telephonic or Video Communications.  Managers may participate in a meeting of the Board by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation in a meeting shall constitute presence in person at the meeting.
SECTION 7.5          Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting and without a vote, if, upon not less than two (2) Business Days’ notice, a consent or consents in writing (including by email), setting forth the action so taken, shall be signed by such number and type of the Managers required by Section 7.3 if a meeting were held (provided, that for such purposes an electronic signature shall be valid).  Notice of a consent need not be given to any Manager if a written waiver of notice, executed before or after the consent is executed, is filed with the consent.
SECTION 7.6          Transactions with Members and their Affiliates.  Notwithstanding anything to the contrary in this Agreement, without the prior written consent of the Board (it being understood that none of the Members (including any Management Member) shall be required to recuse itself in any decisions regarding any such affiliated transaction with itself), the Company shall not enter into, effect, consummate (or enter into any agreement providing for) any transaction with (or modify any transaction with, or amend any agreement with, to the extent such transaction or agreement was initially entered into in compliance with this Section 7.6) or make payments to a Member (including any Management Member) or any of its Affiliates, except for:
(a)          entry into the Service Agreement, the Subscription Agreement, the Management Subscription Agreements, the Term Loan Agreement, the Guarantee, the Equipment Loan Agreement, the Lease Agreement, the Termination Agreement, the Redemption Agreements (for the avoidance of doubts, the parties to the Redemption Agreements, other than the Company or Celadon, shall not be deemed as Affiliates of any Member) and any other ancillary documents, transactions or payments contemplated thereby (all of which have been approved and authorized by the Company and the applicable Member); and
(b)          distributions in compliance with Section 6.1.
SECTION 7.7          Outside Businesses and Corporate Opportunities.
(a)          (i) Any Member, any Manager or any Affiliate of the foregoing may engage in or possess an interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that compete with, the investments or business of the Company or its subsidiaries, and may provide advice and other assistance regarding any such investment, business venture or Person, (ii) the Company and the Members shall have no rights by virtue of this Agreement in and to such investments, business ventures or Persons or the income or profits derived therefrom, and (iii) the pursuit of any such investment or venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper.
(b)          None of the Members, the Managers or any Affiliate thereof shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company, and any Member, any Manager or any Affiliate thereof shall have the right to pursue for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.
(c)          Nothing in this Section 7.7 as it relates to (i) any employee or former employee shall limit the obligations of such Person under any other agreements with the Company or its subsidiaries or under any policy of the Company or its subsidiaries to which such Person may be subject from time to time, or (ii) any Member or Manager shall limit the obligations of any such Member which is, or has an Affiliate which is, subject to confidentiality or non-competition or similar obligations to the Company or its subsidiaries under any other agreement (including Section 15.3 hereof).
(d)          No amendment or repeal of this Section 7.7 shall apply to or have any effect on the liability or alleged liability of any officer or any Manager for or with respect to any opportunities of which any such officer or Manager becomes aware prior to such amendment or repeal.

(e)          The Company shall cause the organizational documents of its material subsidiaries (as determined by the Board) to include provisions substantially similar to this Section 7.7.
SECTION 7.8          Committees of the Board.  The Board may establish any committee of the Board upon the approval of the Board, the authority of each committee to be determined from time to time by the Board (it being understood that any such committee the shall not have authority to take any of the actions covered in clauses (a) through (t) of Section 7.3 unless such action has been approved by the Board in accordance with Section 7.3).  Each Member shall be entitled to appoint an equal number of members to each committee of the Board.  Additional members of each committee, if any, shall be as appointed by the Board.  Any action taken by a committee of the Board may only be taken by a majority of its members, which shall include one member designated by each Member.
ARTICLE VIII

 DUTIES, LIABILITY, EXCULPATION, INDEMNIFICATION AND INSURANCE

SECTION 8.1          Duties.  This Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Members or Managers or on their respective Affiliates.  Notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the Members and Managers of the Company shall, to the maximum extent permitted by law, including Section 18-1101(c) of the Act, owe only such duties and obligations as are expressly set forth in this Agreement, and no other duties (including fiduciary duties), to the Company, the Members, the Managers or any other Person otherwise bound by this Agreement.
SECTION 8.2          Liability.  To the fullest extent permitted by law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for the repayment, satisfaction or discharge of any such debt, obligation or liability of the Company solely by reason of being a Covered Person.  All Persons dealing with the Company shall have recourse solely to the assets of the Company for the payment of debts, obligations or liabilities of the Company.
SECTION 8.3          Exculpation.
(a)          Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Covered Person shall be liable to the Company or any other Member for any losses, claims, demands, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) of a Covered Person, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such loss was a result of such Covered Person’s Disabling Conduct; provided that a Person shall not be a Covered Person by reason of providing, on a fee-for-services basis or similar arm’s-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services.
(b)          To the fullest extent permitted by applicable law, each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Company, accountants, other experts and financial or professional advisors, and each Covered Person will be fully protected in acting or omitting to act in good faith on behalf of the Company or in furtherance of the interests of the Company in reliance upon and in accordance with the advice of such counsel, accountants, other experts and financial or professional advisors.
SECTION 8.4          Indemnification.  To the fullest extent permitted by applicable law, the Company shall, and shall cause its controlled Affiliates to, indemnify and hold harmless each of the Covered Persons from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such Covered Person from the Company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever (collectively, “Claims and Expenses”) which may be imposed on, incurred by or asserted at any time against such Covered Person in connection with the business or affairs of the Company or its controlled Affiliates or the activities of such Covered Person on behalf of the Company; provided, that a Covered Person shall not be entitled to indemnification hereunder against Claims and Expenses that are finally determined by a court of competent jurisdiction to have resulted from such Covered Person’s Disabling Conduct; provided, further, that indemnification hereunder and the advancement of expenses under Section 8.4 shall be recoverable only from the assets of the Company and its subsidiaries or proceeds of insurance, if any, and not from assets of the Members.  The Company shall cause its material subsidiaries (as reasonably determined by the Board) to execute a joinder agreeing to assume responsibility for their respective obligations pursuant to this Section 8.4 and Section 8.5.
SECTION 8.5          Advancement of Expenses.  To the fullest extent permitted by applicable law, the Company shall, and shall cause its subsidiaries to, pay the expenses (including reasonable legal fees and expenses and costs of investigation) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding contemplated in Section 8.4 (other than a claim, demand, action, suit or proceeding brought by the Company against a Member for such Member’s material breach or violation of this Agreement) as such expenses are incurred by such Covered Person and in advance of the final disposition of such matter, provided that such Covered Person undertakes to repay such expenses if it is determined by agreement between such Covered Person and the Company or, in the absence of such an agreement, by a final judgment of a court of competent jurisdiction that such Covered Person is not entitled to be indemnified pursuant to Section 8.4.
SECTION 8.6          Notice of Proceedings.  Promptly after receipt by a Covered Person of notice of the commencement of any proceeding against such Covered Person, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Board of the commencement of such proceeding, provided that the failure of a Covered Person to give notice as provided herein shall not relieve the Company of its obligations under Sections 8.4 and 8.5, except to the extent that the Company is materially prejudiced by such failure to give notice.  In case any such proceeding is brought against a Covered Person (other than a proceeding by or in the right of the Company) the Company will be entitled to assume the defense of such proceeding; provided, that (i) the Covered Person shall be entitled to participate in such proceeding and to retain its own counsel at its own expense and (ii) in the event of a proceeding by or in the right of the Company, or if the Covered Person shall give notice to the Company that in its good faith judgment, based on written advice of outside counsel, (A) a conflict of interest exists that reasonably could be expected to prejudice the Company's ability to conduct such defense, or (B) certain claims made against it in such proceeding could have a material adverse effect on the Covered Person or its Affiliates other than as a result of monetary damages, the Covered Person shall have the right to control (at its own expense and with counsel reasonably satisfactory to the Company) the defense of such specific claims with respect to the Covered Person (but not with respect to the Company or any other Member); and provided, further, that if a Covered Person elects to control the defense of a specific claim with respect to such Covered Person, such Covered Person shall not consent to the entry of a judgment or enter into a settlement that would require the Company to pay any amounts under Section 8.4 without the prior written consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned.  Except in relation to claims covered by clauses (A) or (B) above, after notice from the Company to such Covered Person acknowledging the Company’s obligation to indemnify and hold harmless the Covered Person and electing to assume the defense of such proceeding, the Company will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof.  Without the consent of such Covered Person, the Company will not consent to the entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability arising out of the proceeding and claims asserted therein, (ii) requires or involves any admission on the part of the Covered Person or (iii) requires the Covered Person to take any action or to forego taking any action.  Any decision that is required to be made by the Company pursuant to Section 8.4 or 8.5 or this Section 8.6 shall be made on behalf of the Company by the Board in accordance with Section 7.3.
SECTION 8.7          Insurance.  The Company may purchase and maintain directors and officers insurance policies, to the extent and in such amounts as the Board may, in its discretion, deem reasonable.
SECTION 8.8          Service Agreement.  Notwithstanding anything to the contrary in Article VII and this Article VIII of this Agreement, nothing therein or herein shall limit the duties of Quality under the Service Agreement.

ARTICLE IX

 TRANSFERABILITY OF UNITS

SECTION 9.1          General Transfer Restrictions.
(a)          Solely for the purpose of this Article IX and unless otherwise specified, the term of “Member” shall exclude any Management Member.
(b)          Without the prior written consent of the other Member, no Member (including any Management Member) shall Transfer all or any part of its Units except in accordance with applicable law and this Article IX.
(c)          Commencing on the date that is eighteen (18) months after the date of this Agreement, a Member may Transfer any or all of its Units to a third party which is not a Prohibited Transferee in exchange for cash consideration, subject to compliance with the requirements set forth in Section 9.2.
(d)          Notwithstanding anything to the contrary in this Agreement, no Units shall be Transferred to a Prohibited Transferee without the approval of the Board.  A “Prohibited Transferee” shall mean (i) any Person listed on Schedule E or (ii) any Affiliate of such Person specified in clause (i).  In the event any proposed Transfer to a Prohibited Transferee is approved by the Board, (i) such approval shall also apply to Transfers made to such prospective transferee by any Tag Along Sellers and (ii) such Transfer must nevertheless comply with Sections 9.2, 9.3 and 9.5.
(e)          Any purported Transfer in violation of this Agreement shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.
SECTION 9.2          Right of First Offer.
(a)          If any Member (the “Offeror”) proposes to Transfer any or all of such Member’s Units in accordance with Section 9.1 (other than pursuant to a Permitted Transfer, a Permitted Pledge or any Transfer by a Tagging Member pursuant to Section 9.3), then the Offeror shall furnish to the other Member who is not an Offeror (the “Offeree”), a written notice of such proposed Transfer (an “Offer Notice”).
(b)          The Offer Notice will include:
(i)          (A) the number of Units proposed by the Offeror to be Transferred (the “Subject Units”), (B) the amount of cash consideration for which the Offeror is proposing to Transfer such Units (the “Offered Price”), (C) the proposed Transfer date, if known and (D) all other material terms and conditions, if any, proposed by the Offeror; and
(ii)          an irrevocable offer to the Offeree to purchase the Subject Units at the Offered Price and on the other material terms and conditions specified therein.

(c)          The Offeree, if it wishes to purchase Subject Units pursuant to the right of first offer provided by this Section 9.2, shall have the right, within thirty (30) days following the date of delivery of the Offer Notice, to negotiate and enter into a definitive agreement with the Offeror for the purchase of the Subject Units at the Offered Price and on the other material terms in the Offer Notice. If the Offeree does not exercise its right to purchase the Subject Units in compliance with the above requirements, including the time period, or if the Offeree and the Offeror fail to enter into a definitive agreement within the thirty (30) day period, the Offeror shall have the right, subject to the other provisions of this Article IX, not later than one hundred and eighty (180) days after the date of the Offer Notice (as such period may be extended to obtain any required regulatory approvals), to Transfer to a third party that is not a Prohibited Transferee, all of the Subject Units, at a purchase price equal to or greater than the Offered Price, and if any other material terms and conditions are identified in the Offer Notice, on those terms and conditions (or those terms and conditions modified in a manner which are not materially more favorable in the aggregate to the transferee), without any further obligation to the Offeree pursuant to this Section 9.2 (but subject to compliance with Section 9.3).  If, at the end of such one hundred and eighty (180) day period (as such period may be extended to obtain any required regulatory approvals) (and subject to the preceding sentence), the Offeror has not completed the Transfer of the Subject Units to a third party as aforesaid, the restrictions on transfer contained herein shall again be in effect with respect to such Units and the Offeror shall comply with this Section 9.2 again if it proposes to Transfer any or all of its Units.
SECTION 9.3          Tag-Along Rights.
(a)          Subject to prior compliance with Section 9.2, if any Member (a “Selling Member”) proposes to Transfer any or all of such Member’s Units for cash consideration to any third party that is not a Permitted Transferee or a Prohibited Transferee (a “Proposed Sale”), then the Selling Member shall furnish to the other Member a written notice of such Proposed Sale (the “Tag Along Notice”).
(b)          The Tag Along Notice will include:
(i)          the material terms and conditions of the Proposed Sale, including (A) the number of Units proposed to be so Transferred, (B) the name and address of the Proposed Transferee (the “Proposed Transferee”), (C) the Offered Price, (D) the fraction, expressed as a percentage, determined by dividing the number of Units to be purchased from the Selling Member by the total number of Units held by the Selling Member (the “Tag Along Sale Percentage”) and (E) the proposed Transfer date, if known; and
(ii)          an invitation to the other Member to make an offer (such other Member, if elects to make such an offer being the “Tagging Member”, and, together with the Selling Member, the “Tag Along Sellers”) to include in the Proposed Sale to the applicable Proposed Transferee the Units held by such Tagging Members (not in any event to exceed the Tag Along Sale Percentage of the total number of Units held by such Tagging Member).  The Selling Member will deliver or cause to be delivered to the Tagging Member copies of all transaction documents relating to the Proposed Sale promptly as the same become available.

(c)          The Tagging Member shall have the right to exercise the tag-along rights provided by this Section 9.3 within ten (10) Business Days following delivery of the Tag Along Notice by delivering a notice (the “Tag Along Offer”) to the Selling Member indicating its desire to exercise its rights and specifying the number of Units it desires to Transfer (not in any event to exceed the Tag Along Sale Percentage of the total number of Units held by the Tagging Member).  If the Tagging Member does not make a Tag Along Offer in compliance with the above requirements, including the time period, it shall be deemed to have waived all of its rights with respect to such Proposed Sale, and the Tag Along Sellers shall thereafter be free to Transfer the Units to the Proposed Transferee, for cash consideration, at a per Unit price no greater than the per Unit price set forth in the Tag Along Notice and on other terms and conditions which are not materially more favorable in the aggregate to the Selling Members than those set forth in the Tag Along Notice.  In order to be entitled to exercise its right to sell Units to the Proposed Transferee pursuant to this Section 9.3, the Tagging Member must agree to make to the Proposed Transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Member agrees to make in connection with the Proposed Sale and to take or cause to be taken all other actions as may be reasonably necessary to consummate the Proposed Sale; provided that (x) unless otherwise agreed, a Tagging Member shall not be required to make representations and warranties or covenants or provide indemnities as to any other Member (other than Permitted Transferees of the Tagging Member) and (y) any liability relating to representations and warranties (and related indemnities), covenants or other indemnification obligations regarding the business of the Company in connection with the Proposed Sale shall be shared by the Tagging Member and the Selling Member pro rata in proportion to the number of Units actually being Transferred by each of those Members and in any event shall not exceed the proceeds received by the Tagging Member in the Proposed Sale.  Each Tag Along Seller will be responsible for its proportionate share of the costs of the Proposed Sale to the extent not paid or reimbursed by the Proposed Transferee.
(d)          The offer of the Tagging Member contained in the Tagging Member’s Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, the Tagging Member shall be bound and obligated to Transfer in the Proposed Sale on the same terms and conditions, with respect to each Unit Transferred, as the Selling Member, up to such number of Units as the Tagging Member shall have specified in its Tag Along Offer; provided, however, that if the material terms of the Proposed Sale change with the result that the per Unit price shall be less than the per Unit price set forth in the Tag Along Notice, the form of consideration shall be different or the other terms and conditions shall be materially less favorable in the aggregate to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tagging Member shall be permitted to withdraw the offer contained in its Tag Along Offer by written notice to the Selling Member and upon such withdrawal shall be released from its obligations.  If there is a Tagging Member, the Selling Member shall not Transfer any Units except at a per Unit price and on other terms and conditions as are not materially more favorable in the aggregate to the Selling Member and its Affiliates than to the Tagging Member and its Affiliates.
(e)          The Selling Member shall attempt to obtain the inclusion in the Proposed Sale of the entire number of Units which the Tag Along Sellers requested to have included in the Proposed Sale.  However, to the extent the Selling Member is unable to do so, each Tag Along Seller shall be entitled to sell in the Proposed Sale a number of Units that equals to the lesser of

(a) the number of Units such Tag Along Seller has offered to sell in the Tag Along Offer (or specified in the Tag Along Notice in the case of the Selling Member) and (b) the number of Units determined by multiplying (A) the number of Units subject to the Proposed Sale by (B) a fraction the numerator of which is the number of Units owned by such Tag Along Seller and the denominator of which is the total Units owned by all Tag Along Sellers (the “Pro Rata Share”).  The Selling Member shall notify the Tagging Members of the results of this calculation within two (2) Business Days following receipt by the Tagging Member of the Tag Along Notice.
(f)          If the Tagging Member exercises its rights under this Section 9.3, the closing of the purchase of the Units with respect to which such rights have been exercised will take place concurrently with the closing of the sale of the Selling Member’s Units to the Proposed Transferee and the Selling Member shall provide the Tagging Member with at least five (5) Business Days’ prior notice thereof.  If the closing to the Proposed Transferee (whether or not a Tagging Member has exercised its rights under this Section 9.3) shall not have occurred by the date that is one hundred and eighty (180) days after the date of the Offer Notice provided in accordance with Section 9.2 (as such period may be extended to obtain any required regulatory approvals), the Tagging Member shall be released from its obligation under its irrevocable offer (unless such failure to complete the Transfer was due to the failure of such Tagging Member to perform its obligations under this Section 9.3) and all the restrictions on Transfer contained herein shall again be in effect with respect to such Units and the Selling Member shall comply with Section 9.2 and this Section 9.3 again if it proposes to Transfer any or all of its Units to a third party that is not a Permitted Transferee or a Prohibited Transferee.
(g)          The Selling Member shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any Proposed Sale and the terms and conditions thereof.  No holder of Units nor any Affiliate of any such holder shall have any liability to any other holder of Units or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any Proposed Sale except to the extent such holder shall have failed to comply with the provisions of this Section 9.3.
SECTION 9.4          Other Permitted Transfers.
(a)          Transfers to Permitted Transferees.  Any Member may at any time, without complying with the restrictions contained in Section 9.2 or 9.3, Transfer all or a portion of its Units to one or more Permitted Transferees (a “Permitted Transfer”).  The transferee of Units in a Permitted Transfer shall automatically be admitted as a Substituted Member upon (i) its compliance with this Section 9.4(a), (ii) its execution and delivery to the Company a signature page counterpart to this Agreement and an acceptance of all of the terms and conditions of this Agreement (including such other documents or instruments as may be required to effect the admission in the Company’s reasonable judgment) and (iii) its execution and delivery of an undertaking that if such subsidiary ceases to be wholly owned by such Member, it shall immediately Transfer its Units back to the Member who initially transferred such Units to such subsidiary or another wholly owned subsidiary of such Member.  Following any such Permitted Transfer, all rights of the Member provided for herein shall be collectively exercised by the Member and such transferee.

(b)          Permitted Pledge.  Any Member may at any time, without complying with Section 9.2 or 9.3, pledge all or part of its Units as security to a bona fide debt obligation of such Member, provided that the transferee is not a Prohibited Transferee (a “Permitted Pledge”).
SECTION 9.5          Other Transfer Restrictions.
(a)          In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of any Units or Interest by any Member be made:
(i)          to any Person who lacks the legal right, power or capacity to own an Interest or Units;
(ii)         if such Transfer would cause the assets of the Company to become “plan assets” of any benefit plan investor within the meaning of DOL Regulation Section 2510.3-101 or to be regulated under ERISA;
(iii)        for as long as the Company is a partnership for U.S. federal income tax purposes, if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations;
(iv)        if such Transfer, in the opinion of counsel to the Company, requires the registration of such Units pursuant to any applicable U.S. federal or state or Canadian securities laws;
(v)         for so long as the Company is a partnership for U.S. federal income tax purposes, unless such transfer will not result in the Company being treated as a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code and the regulations promulgated thereunder that is taxable as a corporation as determined by counsel to the Company;
(vi)        unless the transferee makes the representations and warranties set forth in Section 14.1;
(vii)       if such Transfer subjects the Company to be regulated under the Investment Company Act or the Investment Advisors Act of 1940;
(viii)      if such Transfer would result, either directly or indirectly, in the transferor being deemed an affiliate (as defined in 12 C.F.R. § 225.2(a)) of a bank holding company, savings and loan holding company or U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, or otherwise cause the Company to become subject to supervision and regulation by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other U.S. federal banking agency; or
(ix)         if such Transfer would require the consent of any federal or state regulatory agency or self-regulatory organization or any foreign equivalent of the foregoing and such consent has not been obtained.

(b)          Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have rights hereunder.
(c)          The Members effecting any Transfer permitted hereunder shall pay all reasonable costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by the Company in connection with the Transfer.
(d)          No Transfer may be made or recorded in the books and records of the Company unless the transferee shall deliver to the Company notice of such Transfer, including a fully executed copy of all documentation and agreements relating to the Transfer and any agreements or other documents required by Section 9.6, including the written agreement (as required pursuant to Section 9.6) of the transferee to be bound by the terms of this Agreement and to assume all obligations of the transferring Member under this Agreement in respect of the Units that are the subject of the Transfer.
(e)          Unless approved by the Board, no Member may withdraw from this Agreement except (i) as a result of a permitted Transfer of all of such Member’s Units in accordance with this Article IX and the transferee(s) of such Units being admitted to the Company as a Substituted Member or (ii) upon the dissolution and winding up of the Company.  Following withdrawal, a Member shall have no rights or obligations under this Agreement (other than Sections 8.4 and 15.3).
(f)          Any Member who shall Transfer all of such Member’s Units in a Transfer permitted pursuant to this Article IX shall cease to be a Member.
(g)          If any Units are Transferred in compliance with the provisions of this Article IX, on any day other than the first day of a Fiscal Year of the Company, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Company Fiscal Year shall be divided and allocated between the transferor Member and the transferee Member using any method permitted under Section 706 of the Code or determined by the Board.  All distributions with respect to which the record date is before the date of such Transfer or redemption shall be made to the transferor Member, and all distributions with respect to which the record date is after the date of such Transfer, in the case of a Transfer other than a redemption, shall be made to the transferee Member.
SECTION 9.6          Substituted Members.
(a)          No Member shall have the right to substitute a transferee as a Member in its place with respect to any Units so Transferred unless (i) such Transfer is made in compliance with the terms of this Agreement and (ii) the transferee executes and delivers to the Company a signature page counterpart to this Agreement and an acceptance of all of the terms and conditions of this Agreement (including such other documents or instruments as may be required to effect the admission in the Board’s reasonable judgment).
(b)          A transferee who has been admitted as a Substituted Member in accordance with this Section 9.6 shall have all the rights and powers (except as provided in Section 7.1) and be subject to all the restrictions and liabilities of a Member under this

Agreement holding Units.
(c)          Admission of a Substituted Member shall become effective on the date such Person’s name is recorded on the books and records of the Company.  Upon the admission of a Substituted Member, (i) the Company shall amend Schedule A to reflect the name and address of, and number and class of Units held by, such Substituted Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Member (such revisions to be presented to the Board no later than at the next regular meeting of the Board) and (ii) to the extent of the Transfer to such Substituted Member, the transferor Member shall be relieved of its obligations under this Agreement, provided that a Transfer to a wholly owned subsidiary shall not relieve the parent entity of its obligations under this Agreement.
SECTION 9.7          Transfer of the Management Equity.
(a)          No Management Member shall not have any right to transfer the Management Equity, except as specifically provided in this Section 9.7.
(b)          At any time, each of Element and Celadon (or their respective successors or Permitted Transferees) shall have an option to purchase, or permit any other Person employed by the Company to purchase, fifty percent (50%) of the aggregate Management Equity from any Management Member at the price at which such Management Member acquired the Management Equity (the “Management Equity Purchase Option”), provided that any such purchaser shall comply with any regulatory requirements (including any required competition approval) in connection with such purchase of the Management Equity.
(c)          The Company shall make a final Tax Distribution to the Management Members within a reasonable time after transfer of the Management Equity in accordance with this Section 9.7.
ARTICLE X

 RECORDS AND REPORTS; FISCAL AFFAIRS

SECTION 10.1          Records and Accounting.
(a)          Appropriate records and books of account of the business of the Company, including a list of the names, addresses, Units and Capital Contributions of all Members, shall be maintained at the Company’s principal place of business.
(b)          The books and records of the Company shall be kept in accordance with GAAP.  The Board shall determine the accounting methods and conventions to be used by the Company.
SECTION 10.2          Financial Statements and Reports.  The Company shall promptly and simultaneously provide to each of the Members (or the Managers appointed by such Member) the following information:

(a)          as soon as available, but not later than thirty (30) days after the end of each calendar month commencing January 31, 2017 (for avoidance of doubt, including months that are the end of each fiscal quarter and year), the Company will provide the Members monthly financial statements that will include, for such monthly period and the year-to-date, a summary unaudited balance sheet and the related unaudited statements of income, retained earnings and cash flows of the Company and its consolidated subsidiaries for such periods;
(b)          as soon as available, but not later than thirty (30) days after the end of each calendar quarter commencing with the quarter ending March 31, 2017, the Company will provide the Members with an unaudited balance sheet and the related unaudited statements of income, retained earnings and cash flows of the Company and its consolidated Subsidiaries as of the end of such immediately preceding calendar quarter, in each case, prepared in accordance with the GAAP;
(c)          as soon as available, but not later than ninety (90) days after (i) the end of each Fiscal Year ending December (commencing with the Fiscal Year ending December 31, 2017) and (ii) June 30, 2017, the Company will provide the Members with an audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31 of each Fiscal Year (or as of June 30, 2017 with respect clause (ii) of this section) and the related audited consolidated statements of income, retained earnings and cash flows of the Company and its consolidated Subsidiaries for the Fiscal Year (or twelve month period with respect clause (ii) of this section) then ended, such annual financial reports to be in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion of an independent public accounting firm of nationally recognized standing;
(d)          as soon as available, but not later than ten (10) days after the end of each calendar month commencing January 2017 (for avoidance of doubt, including months that are the end of each fiscal quarter and year), the Company will provide the Members preliminary financial results of the Company and its consolidated subsidiaries for such periods;
(e)          notification of (i) any material litigation that involves the Company and (ii) any criminal, quasi-criminal or regulatory inquiries, investigations or proceedings by any governmental entity having jurisdiction over the Company, in each case, that, if decided adversely against the Company, is reasonably expected to have a material adverse effect on the Company or the Company’s business; and
(f)          any other information that a Member may reasonably require.
ARTICLE XI

 TAX MATTERS

SECTION 11.1          Preparation of Tax Returns.  The Company shall arrange for the preparation and timely filing of all returns of the Company’s income, gains, deductions, losses and other items required of the Company for federal, state and local income tax purposes.  The Company shall use commercially reasonable efforts to supply each Member (or any Person that was a Member in the immediately preceding taxable year) with the Company information

(including Schedule K-1) necessary, by the earlier of (x) the date which is 30 days prior to the date on which such Member’s income tax returns are due for such year and (y) July 15 of each year, to enable such Member (or former Member) to prepare in a timely manner its federal, state and local income tax returns and such other financial or other statements and reports.  If such information has not already been provided by such date, the Company shall use commercially reasonable efforts to provide each such Member (or former Member) with an estimate of such information by August 1 of the following Fiscal Year. The Company will use commercially reasonable efforts to provide each current or former Member with any information reasonably requested by such Member in connection with the filing of any tax return by such Member or its direct or indirect owners, any tax audit or proceeding relating to such Member or its direct or indirect owners or any tax planning of such Member or its direct or indirect owners, in each case, to the extent that such information is reasonably available to the Company.  In each case, the Company’s obligations under this Section 11.1 shall be subject to reasonable delays in the event of the late receipt of any necessary financial statements or other information necessary to prepare the tax returns or other required information that relate to the Company and its business.
SECTION 11.2          Tax Matters Member.
(a)          Element (or its designee that is a Member) shall be the “tax matters partner” or the “partnership representative,” as applicable, of the Company for United States federal income tax purposes (the “Tax Matters Member”). The Tax Matters Member shall have the rights and obligations provided for under Sections 6221 through 6232 of the Code and United States Treasury regulations thereunder (as amended by the Bipartisan Budget Act of 2015 where applicable).  The Tax Matters Member shall not take any action that could reasonably be expected to materially affect the Company or a Member without the consent of the Board.
(b)          The Tax Matters Member shall at the reasonable request of any Member cause the Company to elect, pursuant to Section 754 of the Code, to adjust the basis of the Company’s property.
For the avoidance of doubt, the provisions relating to indemnification of a Member set forth in Article VIII of this Agreement shall be fully applicable to the Tax Matters Member in its capacity as such.  The Tax Matters Member shall receive no compensation for its services. The Tax Matters Member may retain legal, accounting and other advisors to assist in performing its duties hereunder and all reasonable third party costs and expenses incurred by the Tax Matters Member in performing its duties as such (including reasonable legal and accounting fees and any reasonable and documented out-of-pocket expenses) shall be borne by the Company.
SECTION 11.3          Organizational Expenses.  The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company ratably as provided in Section 709 of the Code and the regulations promulgated thereunder.
SECTION 11.4          Withholding.  Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local, or foreign taxes that the Board determines (provided, however, that the Board may delegate such determination to the Tax Matters Member) that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, and any amount so withheld shall reduce the amounts otherwise to be distributed to a Member pursuant to Section 6.1(a) until all such amounts are restored to the Company in full. The cost of any amount of federal, state, local, or foreign taxes that the Board determines is imposed on the Company as a result of the status of any Member shall be borne by such Member.  Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability (including any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Member.  Each Member’s obligations under this Section 11.4 shall survive the dissolution, liquidation and winding up of the Company, the Transfer of a Member’s Units or Interest and the withdrawal of any Member.
SECTION 11.5          Classification.  The Company will file information returns and any other applicable tax returns in a manner consistent with treatment of the Company as a partnership for United States federal income tax purposes and will not elect to be treated as a corporation for United States federal income tax purposes without the unanimous consent of all Members.
SECTION 11.6          Listed and Reportable Transactions.  The Company will not enter into any transaction that is, at the time such transaction is entered into, a “listed transaction” within the meaning of the Regulations promulgated under section 6011 of the Code without the consent of all Members.  If the Company participates in a reportable transaction described in the Regulations promulgated under Section 6011 of the Code, the Company will provide the Members with information sufficient for them to comply with any resulting U.S. tax reporting obligations.
ARTICLE XII

 DISSOLUTION, LIQUIDATION AND TERMINATION

SECTION 12.1          Dissolution.  The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:
(a)          subject to Section 13.4(a)(ii), an election by the Board; or
(b)          except as provided in Section 4.5, any other event that would cause the dissolution of a limited liability company under the Act, unless the Company is continued to the extent permitted by, and in accordance with, the Act.
Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company will not terminate until the assets of the Company have been liquidated and the assets distributed as provided in Section 12.2(b) and the Certificate has been canceled.
SECTION 12.2          Liquidation of the Company’s Assets Upon Dissolution.
(a)          On dissolution, the Company shall be liquidated and wound up in an orderly manner in accordance with the provisions of this Section 12.2.  The Board may wind up the affairs of the Company or may appoint one or more liquidating trustees (who may be Member(s)) to wind up the affairs of the Company.  Subject to Section 13.4, the Board is authorized to sell, exchange or otherwise dispose of the assets of the Company, or to distribute the Company’s assets in kind, as the Board shall determine to be in the best interests of the Members.  The Board shall complete the liquidation of the Company within a reasonable period of time after the dissolution of the Company; provided that such period may be extended for up to two additional one-year periods by the Board.  The reasonable out-of-pocket expenses incurred by the Board in connection with winding up the Company (including legal and accounting fees and expenses), all other liabilities or losses of the Company or the Board incurred in accordance with the terms of this Agreement and reasonable compensation for the services of the liquidating trustee shall be borne by the Company.  Except as otherwise required by applicable law or for Disabling Conduct, Managers shall not be liable to any Member or the Company for any loss attributable to any act or omission taken in good faith in connection with the winding up of the Company and the distribution of the Company’s assets.  The Board or the liquidating trustee, as applicable, may consult with counsel and accountants with respect to winding up the Company and distributing its assets and shall be justified in acting or omitting to act, in accordance with the advice or opinion of such counsel or accountants.
(b)          Upon dissolution of the Company, the expenses of liquidation (including compensation for the services of the liquidating trustee and legal and accounting fees and expenses) and the Company’s liabilities and obligations to creditors (including obligations to Members, if any, other than liabilities for distributions) shall first be paid, or reasonable provisions shall be made for payment thereof, from cash on hand or from the liquidation of the Company properties.  The Board also is authorized to hold any funds required to be held in escrow pursuant to the provisions of any agreement for the sale of investments that require such an escrow.  If any of the Company’s liability is contingent, conditional or unmatured in amount, a reserve equal to the maximum amount to which the Company could reasonably be held liable shall be established.  Upon payment or other discharge of such liability, the amount remaining in such reserve not needed, if any, will be distributed in accordance with the following sentence.  After payment or provision for payment of all expenses of liquidation and liabilities and obligations of the Company, the remaining assets of the Company (whether cash or securities) shall be distributed to the Members in accordance with Section 6.1(a).
(c)          When the Board has complied with the foregoing liquidation plan, the Board, on behalf of all Members, shall execute, acknowledge and cause to be filed a Certificate of Cancellation.
SECTION 12.3          Termination.  The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed in the manner provided for in this Article XII and the filing of a Certificate of Cancellation.
SECTION 12.4          Claims of the Members.  The Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for the payment of all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company, any other Member or Manager or the Board.
SECTION 12.5          Survival.  Notwithstanding anything in this Agreement to the contrary, Article VIII and Section 15.3 shall survive the termination or expiration of this Agreement and the dissolution, winding up and termination of the Company.
ARTICLE XIII

 CONSENTS, VOTING AND MEETINGS OF MEMBERS

SECTION 13.1          Management Member(a).  No Management Member shall have any voting or consent rights with respect to any matters of the Company, except that for any amendment of the economic rights attached to the Management Equity or the rights of the Management Members as the Covered Persons under Article VIII, consent of each affected Management Member is required.  Solely for the purpose of this Article XIII, the term of “Member” shall exclude any Management Member, unless otherwise specified.
SECTION 13.2          Meetings.  Any matter requiring the consent of any of the Members pursuant to this Agreement may be considered at a meeting of the Members attended by all of the Members, or the Members may take such action without a meeting, without prior notice and without a vote, if a consent or consents in writing (including by email), setting forth the action so taken, shall be signed by all the Members.  Meetings of Members may be called, and notices of meetings may be given, at any time and for any reason by the Board, in its discretion.  Notice of meetings of Members shall be given not less than five (5) nor more than sixty (60) days prior to the meeting.  Notice may be waived by the Members.  Any such notice shall state briefly the purpose, time and place of the meeting.  All such meetings shall be held in the United States, within or outside the State of Delaware, at such reasonable place as the Board shall designate and during normal business hours.  Members may participate in a meeting of the Members by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation in a meeting shall constitute presence in person at the meeting.
SECTION 13.3          Record Dates.  The Board may set in advance a date for determining the Members entitled to notice of and to vote at any meeting.  All record dates shall not be more than sixty (60) days prior to the date of the meeting to which such record date relates.
SECTION 13.4          Consent Rights.
(a)          Notwithstanding anything in this Agreement to the contrary and subject to Section 13.4(b), the following actions by the Company shall require the approval of a majority in Interest of the Members in addition to Board approval.
(i)          the Company entering into any merger, consolidation, recapitalization, liquidation, or sale of such entity or all or substantially all of the assets of the Company or consummation of a similar transaction involving the Company (other than a merger, consolidation or similar transaction between or among the Company and one or more direct or indirect wholly owned subsidiaries of the Company which transaction would not adversely impact the rights of any holder of Units) or entering into any agreement providing therefor;
(ii)          voluntarily initiating any liquidation, dissolution or winding up of the Company or permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Company or any of its subsidiaries;
(iii)          an IPO of the Company; and
(iv)          changing the corporate or organizational structure of the Company (other than through the admission of new Members or withdrawal of Members in accordance with this Agreement) or any of its subsidiaries, except in connection with an IPO that has already been approved by the Members.
(b)          The Company and the Members will not impose additional limitations on each Member’s contractual rights to Transfer Units as in effect on the Effective Date.
SECTION 13.5          Voting and Other Rights.  Except as otherwise expressly provided in this Agreement, the Units shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company.
ARTICLE XIV

 REPRESENTATIONS AND WARRANTIES OF EACH MEMBER

SECTION 14.1          Representations and Warranties of each Member.  Each Member hereby represents and warrants to, and agrees with, the Company and the other Members that the following statements are true:
(a)          Such Member is fully aware that the offering and sale of Units in the Company have not been and will not be registered under the Securities Act and are being made in reliance upon federal and state exemptions for transactions not involving a public offering.  In furtherance thereof, except as set forth in such Member’s subscription agreement, pursuant to which such Member acquired the Units, such Member represents and warrants that it is or he is an “accredited investor” (as defined in Regulation D under the Securities Act).
(b)          Such Member’s Units in the Company are being acquired for its or his own account solely for investment and not with a view to resale or distribution thereof.
(c)          (i) Such Member’s financial condition is such that such Member can afford to bear the economic risk of holding its Units for an indefinite period of time, (ii) such Member can afford to suffer a complete loss of such Member’s investment in its or his Units, (iii) such Member understands and has taken cognizance of all risk factors related to the purchase of its or his Units and (iv) such Member’s knowledge and experience in financial and business matters are such that such Member is capable of evaluating the merits and risks of purchasing its or his Units.
(d)          Such Member has been given the opportunity to (i) ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering of Units and other matters pertaining to an investment in the Company and (ii) obtain any additional information which the Company can acquire without unreasonable effort or expense that is necessary to evaluate the merits and risks of an investment in the Company.  In considering its or his investment in the Company, such Member has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company or any Manager, officer, employee, agent or Affiliate of such Persons, other than as set forth in this Agreement or the applicable subscription agreement, pursuant to which such Member acquired the Units.  Such Member has carefully considered and has, to the extent it or he believes such discussion necessary, discussed with legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its or his particular tax and financial situation, and has determined that an investment in the Company is a suitable investment for it.
(e)          With respect to any Member that is an entity, such Member is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and the execution, delivery and performance by it of this Agreement is within its powers, has been duly authorized by all necessary corporate or other action on its behalf, requires no action by or in respect of, or filing with, any governmental body, agency or official, and does not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or other comparable organizational documents or any agreement, judgment, injunction, order, decree or other instrument to which such Member is a party or by which such Member or any of its properties is bound.  This Agreement constitutes a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms.
(f)          The foregoing representations, warranties and agreements shall continue to survive after the date of such Member’s admission to the Company.
ARTICLE XV

 GENERAL PROVISIONS

SECTION 15.1          Notices.
(a)          Except as specifically provided elsewhere in this Agreement, all notices, requests, consents or other communications to the Company or to any Member hereunder shall be in writing and shall be given,
(i)          if to the Company:

19th Capital Group, LLC
9702 East 30th Street
Indianapolis, IN 46229
Attention: President

with copies to:

Element Transportation LLC
c/o Element Fleet Management Corp.
161 Bay Street, 36th Floor
Toronto, Ontario M5J 2S1
Canada
Attention: General Counsel
E-mail: pdanielson@elementcorp.com
Facsimile: (888) 772-8129
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Patrick J. Naughton
E-mail: pnaughton@stblaw.com
Facsimile: (212) 455-2502

Celadon Group, Inc.
9503 E. 33rd Street
Indianapolis, IN 46235
Attention: Paul A. Will
E-mail: pwill@celadontrucking.com
Facsimile: (317) 890-8099

and

Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, 2nd Floor
Lincoln, NE 68508
 Attention: Mark A. Scudder
E-mail: mscudder@scudderlaw.com
Facsimile: (402) 435-4239

(ii)          if to Element Transportation LLC:
c/o Element Fleet Management Corp.
161 Bay Street, 36th Floor
Toronto, Ontario M5J 2S1
Canada

Attention: General Counsel
E-mail: pdanielson@elementcorp.com
Facsimile: (888) 772-8129
with a copy to (which shall not constitute notice):
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Patrick J. Naughton
E-mail: pnaughton@stblaw.com
Facsimile: (212) 455-2502

(iii)          if to Celadon Group, Inc.:
9503 East 33rd Street
Indianapolis, IN 46235
Attention: Paul A. Will
E-mail: pwill@celadontrucking.com
Facsimile: (317) 890-8099
with a copy to (which shall not constitute notice):
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, 2nd Floor
Lincoln, NE 68508
Attention: Mark A. Scudder
E-mail: mscudder@scudderlaw.com
Facsimile: (402) 435-4239

(iv)          if to a Management Member:
Address and contact information set forth in Schedule A with respect to such Management Member
(b)          Each such notice, request, consent or other communication shall be given (i) by hand delivery, (ii) by nationally recognized overnight courier service, (iii) by facsimile or (iv) by electronic mail.
(c)          Each such notice, request, consent or other communication shall be deemed to be delivered (i) if delivered by hand, when delivered at the address specified in this Section 15.1, (ii) if delivered by nationally recognized overnight courier service, on the day of receipt by the Company or such Member and if such date is not a Business Day, on the immediately following Business Day after delivery to such service or such mailing, and (iii) if given by facsimile or electronic mail, when such facsimile or electronic mail is transmitted to the facsimile number or e-mail address specified in this Section 15.1 and the appropriate answer back or confirmation is received.

SECTION 15.2          Amendments.  Amendments to this Agreement may be made only by a written instrument signed by all Members (other than any Management Member except as required by Section 13.1). The Company shall send to each Member a copy of any amendment to this Agreement.  Notwithstanding the foregoing, the Company may amend Schedule A from time to time as contemplated by Section 4.1 and the Board may amend Section 6.1, Section 6.2 and Section 6.3 and any other relevant provision of this Agreement as necessary to reflect the issuance of Profits Interests to Company service providers as approved by the Board.
SECTION 15.3          Confidentiality.  Each Member agrees that such Member shall keep confidential, and shall not disclose to any third Person or use for its own benefit, without the consent of the Board, any non-public information with respect to the Company (including any Person in which the Company holds, or contemplates acquiring, an investment) that is in such Member’s possession on the date hereof or disclosed to such Member by or on behalf of the Company, provided that a Member may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this provision by such Member or its Affiliates, (ii) to its Affiliates and their respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors of such Member) and each Member that is a limited partnership or limited liability company may disclose such information to any former partners or members who retained an economic interest in such Member, and to any current or prospective partner, limited partner, member, general partner or management company of such Member (or any employee, attorney, accountant, consultant, banker or financial advisor or representative of any of the foregoing) (collectively, for purposes of this Section 15.3, “Representatives”) who need to be provided such information to assist such Member in evaluating or reviewing its investment, each of which Representatives shall be deemed to be bound by the provisions of this Section 15.3 and such Member shall be responsible for any breach of this provision by any such Representative, (iii) to the extent necessary (as reasonably determined by such Member) in order to comply with any law, order, regulatory examination, regulation or ruling, including stock exchange rules and U.S. Securities and Exchange Commission rules, applicable to such Member or any of its parent entities, (iv) to actual or proposed Permitted Transferees that agree to keep such information confidential in connection with a Transfer and (v) as may be required in response to any summons or subpoena or in connection with any litigation or enforcement proceeding or a discovery request in connection with a litigation or enforcement proceeding.
SECTION 15.4          Entire Agreement.  This Agreement (including the Schedules attached hereto), the Subscription Agreement, the Management Subscription Agreements, the Term Loan Agreement, the Guarantee, the Equipment Loan Agreement, the Lease Agreement, the Termination Agreement, the Element Equipment Purchase Agreement, and the Service Agreement shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall supersede any prior understanding or agreement, oral or written with respect thereto.  There are no representations, agreements, arrangements or understandings, oral or written, between or among the Members relating only to the subject matter of this Agreement that are not fully expressed herein or therein.
SECTION 15.5          Successors and Assigns; Binding Effect.  No Member shall assign all or any part of its or his rights or obligations under this Agreement to any Person,

except to a transferee of Units to the extent expressly provided herein.  This Agreement and all of the terms and provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives, heirs, successors and permitted assigns.  Each Covered Person shall be entitled to rely upon, shall be a third party beneficiary of, and shall be entitled to enforce, the provisions of this Agreement applicable to such Person.
SECTION 15.6          Severability.  If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.  Any default hereunder by a Member shall not excuse a default by any other Member.
SECTION 15.7          No Waiver.  Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
SECTION 15.8          Dispute Resolution and Arbitration.

(a)          In the event that the Members (other than any Management Member) cannot agree on an action that a Member (other than any Management Member) believes needs to be taken or any matter that needs to be decided by the Board (a “Deadlock”), and any Member (other than any Management Member) reasonably believes that such Deadlock cannot be adequately or efficiently resolved by the Managers, such Member may initiate the resolution process set forth in this Section 15.8.
(b)          A Member (other than any Management Member) may refer such a Deadlock to the CEO of Element Fleet Management Corp. and the CEO of Celadon for discussion and resolution for a period of five (5) calendar days beginning no later than three (3) calendar days after written receipt of the request to initiate this resolution process.  The identified representatives will meet either in person or via telephone in good faith to attempt to resolve the Deadlock within each applicable time period.
SECTION 15.9          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
SECTION 15.10          Judicial Proceedings.  In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement or the Company or its operations, each of the Members and the Company unconditionally accepts the non-exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or if such jurisdiction or venue is declined by the Court of Chancery of the State of Delaware, any federal court located in the State of Delaware), and the appellate courts to which orders and judgments thereof may be appealed.  In any such judicial proceeding, the Members agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 15.1.  EACH OF THE MEMBERS HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR RELATING TO THE COMPANY OR ITS OPERATIONS, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.
SECTION 15.11          Aggregation of Units.  All Units held or acquired by a Member and its Affiliates shall be aggregated together for purposes of determining the rights or obligations of a Member, or application of any restrictions to a Member, under this Agreement, in each instance in which such right, obligation or restriction is determined by any ownership threshold.
SECTION 15.12          Equitable Relief.  The Members hereby confirm that damages at law would be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but, nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law or by statute or otherwise of a Member aggrieved as against another Member for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise and that the mention herein of any particular remedy shall not preclude a Member from any other remedy it or he might have, either in law or in equity.
SECTION 15.13          Table of Contents, Headings and Captions.  The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.
SECTION 15.14          Counterparts.  This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).
SECTION 15.15          Judgment Creditor Liability.  Except as otherwise expressly provided herein, none of the provisions of this Agreement will be for the benefit of or enforceable by any creditors of the Company or by other third parties. The Members’ liability to judgment creditors will be limited to the maximum extent permitted by applicable law. Judicial foreclosure and any other remedy that might adversely impact any Interest or any property, assets, or interests now or hereafter owned or held by the Company and any additional property contributed to or acquired by the Company, whether real or personal, as well as improvements developed thereon, are expressly prohibited and are unenforceable in all respects. Any judgment creditor who obtains a charging order with respect to an Interest will be regarded as an assignee of such Interest under the Act; and as such, during the period for which an Interest is so charged, the judgment creditor will be liable for all taxes, if any, on the income allocable to the charged Interest, and similarly, will enjoy the benefit of any losses allocable to such charged Interest. The Board will issue to the judgment creditor a Schedule K-1 corresponding to the charged Interest until such time as the charging order is removed.

[Signature page follows]

ELEMENT TRANSPORTATION LLC

By:
Name:
Title:

CELADON GROUP, INC.

By:
Name:
Title:

Name: Gregory Burke

Name: Harry Dugan

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